EXHIBIT 4.1
EXECUTION VERSION

VALEANT PHARMACEUTICALS INTERNATIONAL
6.500% SENIOR NOTES DUE 2016
7.250% SENIOR NOTES DUE 2022

INDENTURE
DATED AS OF MARCH 8, 2011

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

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Page
ARTICLE 11

MISCELLANEOUS

Section 11.1 Certain Trust Indenture Act Sections	77
Section 11.2 Notices	77
Section 11.3 Communications by Holders With Other Holders	78
Section 11.4 Certificate and Opinion of Counsel as to Conditions Precedent	78
Section 11.5 Record Date for Vote or Consent of Holders	79
Section 11.6 Rules by Trustee, Paying Agent and Registrar	79
Section 11.7 Legal Holidays	79
Section 11.8 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	79
Section 11.9 No Adverse Interpretation of Other Agreements	80
Section 11.10 No Recourse Against Others	80
Section 11.11 Successors	80
Section 11.12 Multiple Counterparts	80
Section 11.13 Separability	80
Section 11.14 Table of Contents, Headings, etc.	80
Section 11.15 Calculations in Respect of the Securities	80
Section 11.16 Agent for Service and Waiver of Immunities	80
Section 11.17 Judgment Currency	81
Section 11.18 Foreign Currency Equivalent	81

EXHIBITS

EXHIBIT A-1 — FORM OF 2016 NOTE
EXHIBIT A-2 — FORM OF 2022 NOTE
EXHIBIT B — FORM OF GUARANTEE
EXHIBIT C — FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
EXHIBIT D — FORM OF CANADIAN NOTE GUARANTEE

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     THIS INDENTURE dated as of March 8, 2011 is among Valeant Pharmaceuticals International, a corporation duly organized under the laws of the State of Delaware (the “Company”), Valeant Pharmaceuticals International, Inc., a corporation continued under the federal laws of Canada (“Parent”), the Subsidiary Guarantors party hereto and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized under the laws of the United States, as Trustee (the “Trustee”).
     In consideration of the premises and the purchase of the Securities by the Holders thereof, all parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company’s 2016 Securities and the 2022 Securities.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.1 Definitions.
     “2016 Securities” means any of the 6.500% Senior Notes due 2016, as amended or supplemented from time to time, that are issued under this Indenture.
     “2022 Securities” means any of the 7.250% Senior Notes due 2022, as amended or supplemented from time to time, that are issued under this Indenture.
     “4.0% Convertible Notes” means the 4.0% Convertible Subordinated Notes due 2013 issued by the Company and outstanding on the Issue Date.
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person and which is not satisfied in full at such time, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Securities” means any additional 6.500% Senior Notes due 2016 and/or 7.250% Senior Notes due 2022 that the Company may issue from time to time under this Indenture in accordance with Section 2.1(c) of this Indenture as part of the same respective series of Securities issued on the date hereof.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Agent” means any Registrar or Paying Agent.

     “Applicable Premium” means, as determined by the Company, with respect to a Security, the greater of
     (1) 1.0% of the then outstanding principal amount of such Security and
     (2) (a) the present value of all remaining required interest and principal payments due on such Security and all premium payments relating to such Security assuming a redemption date of July 15, 2013 (in the case of the 2016 Securities) or July 15, 2016 (in the case of the 2022 Securities), computed using a discount rate equal to the Treasury Rate plus 50 basis points, minus
     (b) the then outstanding principal amount of such Security, minus
     (c) accrued interest paid on the date of redemption.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in the Global Securities, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets, property or rights outside of the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Parent and its Restricted Subsidiaries taken as a whole will be governed by Section 3.8 and/or Section 5.1 hereof and not by the provisions of Section 4.14; and
     (2) the issuance of Equity Interests by any of Parent’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;
     (2) a transfer of assets between or among Parent and its Restricted Subsidiaries;
     (3) an issuance of Equity Interests by a Restricted Subsidiary of Parent to Parent or to another Restricted Subsidiary of Parent;
     (4) the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business;
     (5) the sale or other disposition of cash or Cash Equivalents;
     (6) a Restricted Payment or Permitted Investment that is permitted by Section 4.8 hereof;
     (7) the license of intellectual property to third persons in the ordinary course of business as determined by the Board of Directors of Parent in good faith;

     (8) the sale, exchange or other disposition of obsolete, worn out, uneconomical or surplus assets, including any such intellectual property; and
     (9) sales, transfers or other dispositions of assets for consideration at least equal to the Fair Market Value of the assets sold or disposed of, but only if the consideration received consists of property or assets (other than cash, except to the extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction; provided, however, that cash does not exceed 10% of the sum of the amount of the cash and the Fair Market Value of the assets received or given) of a nature or type that are used in, a business having property or assets of a nature or type or engaged in a Permitted Business (or Capital Stock of a Person whose assets consist of assets of the type described in this clause (9)).
     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
     “Bankruptcy Law” means any of Title 11 of the United States Code, the BIA, the CCAA, the WURA and the CBCA, and any other applicable insolvency, corporate arrangement or restructuring or other similar law of any jurisdiction including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.
     “Beneficial Owner” has the meaning assigned to such term in Rule l3d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.
     “BIA” means the Bankruptcy and Insolvency Act (Canada).
     “Board of Directors” means:
     (1) with respect to a company or corporation, the board of directors of the company or corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership or any committee thereof duly authorized to act on behalf of such board; and
     (3) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Business Day” means each day that is not a Legal Holiday.
     “Canadian Note Guarantee” means each Guarantee of the obligations with respect to the Securities issued by each Canadian Note Guarantor pursuant to the terms of this Indenture and substantially in the form of Exhibit D.

     “Canadian Note Guarantor” means each Note Guarantor that is organized under the laws of Canada or any province or territory thereof.
     “Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation (including, without limitation, quotas) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means:
     (1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (provided, that the full faith and credit of the U.S. is pledged in support thereof) having repricings or maturities of not more than one year from the date of acquisition;
     (2) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any United States commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
     (3) repurchase obligations with a term of not more than 14 days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;
     (4) commercial paper having a rating of at least “P-2” or better from Moody’s or at least “A-2” or better from S&P, or carrying an equivalent rating by an internationally recognized rating agency and, in each case, maturing within one year after the date of acquisition;
     (5) Auction-rate, corporate and municipal securities, in each case (x) having either short-term debt ratings of at least “P-2” or better from Moody’s or at least “A-2” or better from S&P or long-term senior debt ratings of “A2” or better from Moody’s or at least “A” or better from S&P, or carrying an equivalent rating by an internationally recognized rating agency, (y) having repricings or maturities of not more than one year from the date of acquisition and (z) which are classifiable as cash and cash equivalents under GAAP;
     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; or

     (7) in the case of Parent or any Foreign Subsidiary:
     (a) direct obligations of the sovereign nation, or any agency thereof, in which Parent or such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation, or any agency thereof; provided, that such obligations have repricings or maturities of not more than one year from the date of acquisition and are used by Parent or such Foreign Subsidiary in accordance with normal investment practices for cash management in investments of the type analogous to clauses (1) through (5) above; or
     (b) investments of the type and maturity described in clauses (1) through (5) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from internationally recognized rating agencies; provided, that such investments are used by Parent or such Foreign Subsidiary in accordance with normal investment practices for cash management in investments of the type analogous to clauses (1) through (5) above.
     “CBCA” means the Canada Business Corporations Act.
     “CCAA” means the Companies’ Creditors Arrangement Act (Canada).
     “Change of Control” means the occurrence of any of the following:
     (1) Parent ceases to own and control, directly or indirectly, beneficially or of record, 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company;
     (2) any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, other than by way of merger or consolidation of Parent, of shares of Parent’s Voting Stock representing (i) 50% or more of the total voting power of all of Parent’s outstanding Voting Stock or (ii) the power, directly or indirectly, to elect a majority of the members of Parent’s Board of Directors;
     (3) Parent consolidates with, or merges with or into, another Person, or Parent, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the properties or assets of Parent and its Restricted Subsidiaries, taken as a whole (other than by way of merger or consolidation), in one or a series of related transactions, or any Person consolidates with, or merges with or into, Parent, in any such event other than pursuant to a transaction in which the Persons that Beneficially Owned the shares of Parent’s Voting Stock immediately prior to such transaction Beneficially Own at least a majority of the total voting power of all outstanding Voting Stock (other than Disqualified Stock) of the surviving or transferee Person;
     (4) the holders of Parent’s or the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of Parent or the Company (whether or not otherwise in compliance with this Indenture); or
     (5) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Parent has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of Parent.
     “Clearstream” means Clearstream Banking, société anonyme, Luxembourg.
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (3) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
     (4) any restructuring charges or expenses (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, excess pension charges, contract termination costs and costs to consolidate facilities and relocate employees), to the extent that any such charge or expense was deducted in computing such Consolidated Net Income; plus
     (5) fees and expenses in connection with any proposed or actual issuance of any Indebtedness or Equity Interests, or any proposed or actual acquisitions, Investments, Asset Sales or divestitures permitted to be incurred under this Indenture, in an aggregate amount not to exceed $25.0 million during any one fiscal year of Parent; plus
     (6) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash charges or expenses (including impairment charges and other write-offs of intangible assets and goodwill but excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; minus
     (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Parent (other than the Company or any Subsidiary Guarantor) will be added to Consolidated Net Income to compute Consolidated Cash Flow of Parent only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Parent by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (2) the Net Income of any Restricted Subsidiary (other than the Company or any Subsidiary Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
     (3) the cumulative effect of a change in accounting principles will be excluded;
     (4) any extraordinary or nonrecurring gain or loss and any expense or charge in connection with acquired intellectual property and research & development will be excluded;
     (5) any extraordinary or nonrecurring gain or loss and any expense or charge attributable to the disposition of discontinued operations will be excluded;
     (6) any amortization expense incurred during such period with respect to products acquired by Parent or any of its Subsidiaries that are used or useful in a Permitted Business will be excluded;
     (7) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries will be excluded; and
     (8) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) will be excluded.
     “Consolidated Total Assets” means, as of any date of determination, the total assets shown on the consolidated quarterly or annual balance sheet of Parent and its Restricted Subsidiaries as of the most recent date for which such a quarterly or annual balance sheet is available, determined on a consolidated basis in accordance with GAAP (and in the case of any determination relating to any incurrence of Indebtedness or Investment, on a pro forma basis). In addition, “Consolidated Total Assets” will be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio” to give effect to transactions that occurred after the date of the most recent quarterly or annual balance sheet date.

     “Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 700 South Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Administration or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.
     “Credit Agreement” means the Credit and Guaranty Agreement, dated as of September 27, 2010 as amended pursuant to an amending agreement dated December 31, 2010 by and among the Company, Parent, certain of Parent’s Subsidiaries, the lenders and agents referred to therein, Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent, as amended, supplemented, restated or otherwise modified, together with the related documents thereto (including any guarantees and security documents).
     “Credit Facilities” means one or more debt facilities, credit agreements, commercial paper facilities, indentures or other agreements incurred after the Issue Date, in each case with banks, institutional lenders, purchasers, investors, trustees or agents providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other extensions of credit or other Indebtedness, in each case including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or instrument (and related documents) governing Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such facilities or a successor facility, whether by the same or any other bank, institutional lender, purchaser, investor, trustee or agent or group thereof.
     “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator, receiver-manager, custodian, administrative receiver, administrator or similar official under any Bankruptcy Law.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Securities” means Securities that are in substantially the form attached hereto as Exhibit A and that do not include the information to which footnotes 1, 6 and 7 thereof apply.
     “Designated Noncash Consideration” means noncash consideration received by Parent or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated by Parent as Designated Noncash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration, which cash and Cash Equivalents shall be considered Net Proceeds received as of such date and shall be applied pursuant to Section 4.14.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Parent or the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Parent or the Company may not repurchase or redeem any such

Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.8 hereof
     “Dollar Equivalent” of any amount means, at the time of determination thereof,
     (1) if such amount is expressed in U.S. dollars, such amount, or
     (2) if such amount is expressed in any other currency, the equivalent of such amount in U.S. dollars determined by using the rate of exchange quoted by Goldman, Sachs & Co. in New York, New York at 11:00 a.m. (New York City time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of U.S. dollars with such currency.
     “Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means a public or private offering of Equity Interests (other than Disqualified Stock).
     “Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Existing Indebtedness” means Indebtedness of Parent and its Restricted Subsidiaries (other than Indebtedness incurred under Section 4.9(b)(i) hereof) in existence on the date of this Indenture, until such amounts are repaid.
     “Fair Market Value” means the price that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, determined in good faith by the Board of Directors of Parent (unless otherwise provided in this Indenture).
     “Fall Away Event” means, with respect to each series of Securities, such time as such Securities shall have an Investment Grade Rating and Parent or the Company shall have delivered to the Trustee an Officers’ Certificate certifying that the foregoing condition has been satisfied.
     “Final Maturity Date” means July 15, 2016, with respect to the 2016 Securities, and July 15, 2022, with respect to the 2022 Securities.
     “Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through consolidations or mergers and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X promulgated by the SEC;
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Interest Rate Hedging Obligations; plus
     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
     (4) all dividends, whether paid or accrued and whether or not in cash, on any Disqualified Stock or any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Parent (other than Disqualified Stock) or to Parent or a Restricted Subsidiary of Parent, in each case, on a consolidated basis and in accordance with GAAP.

     “Foreign Subsidiary” means a Restricted Subsidiary that is not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Restricted Subsidiary of such Foreign Subsidiary.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the date of this Indenture.
     “Global Securities” means the 2016 Securities and 2022 Securities that are substantially in the form attached hereto as Exhibit A-1 and Exhibit A-2, respectively, and that include the information called for by footnotes 1, 6 and 7 thereof, and which are deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Government Securities” means direct non-callable obligations of, or guaranteed by, the United States of America for the timely payment of which guarantee or obligations the full faith and credit of the United States is pledged.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
     “Hedging Obligations” means, with respect to any specified Person:
     (1) Interest Rate Hedging Obligations; and
     (2) the obligations of such Person under agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.
     “Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of banker’s acceptances;
     (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
     (6) representing net payment obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such asset and the amount of the obligation so secured and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
     Notwithstanding the foregoing, in connection with the purchase by a Person or any of its Restricted Subsidiaries of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet, working capital calculation or other similar method or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable or is of a contingent nature and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter.
     The amount of any Indebtedness outstanding as of any date will be:
     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
     (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.
     “Interest Rate Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and
     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.
     “Investment Grade Rating ” means a rating of Baa3 or better by Moody’s and BBB- or better by S&P (or its equivalent under any successor rating categories of Moody’s or S&P) (or, in each case, if such Rating Agency ceases to rate the Securities for reasons outside of the control of Parent or the Company, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If (i) Parent or any Restricted Subsidiary of Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Parent or (ii) a Restricted Subsidiary of Parent is

redesignated as an Unrestricted Subsidiary, Parent will be deemed to have made an Investment on the date of any such sale, disposition or redesignation equal to the Fair Market Value of Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.8(c) hereof. The acquisition by Parent or any Restricted Subsidiary of Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment by Parent or such Restricted Subsidiary in such third Person (but only to the extent such Investment in a third person is material to the acquired entity) in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.8(c) hereof. For the avoidance of doubt, acquisitions of or licenses for products or assets used or useful in a Permitted Business do not constitute Investments.
     “Issue Date” means March 8, 2011, the date of the initial issuance of the Securities under this Indenture.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge (fixed and/or floating), security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Merger” means the merger of Beach Merger Corp., an indirect wholly owned subsidiary of Parent, with and into the Company, with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent, consummated on September 28, 2010.
     “Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
     “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
     “Net Proceeds” means the aggregate cash proceeds received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
     “Non-Recourse Debt” means Indebtedness:
     (1) as to which none of Parent or any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Securities) of Parent or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and
     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Parent or any of its Restricted Subsidiaries.
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Note Guarantee” means each Guarantee of the obligations with respect to the Securities issued by Parent or a Subsidiary of Parent pursuant to the terms of this Indenture.
     “Note Guarantor” means Parent and each Subsidiary of Parent that becomes a guarantor of the Securities on the Issue Date, and each other Subsidiary of Parent that thereafter Guarantees the Securities pursuant to the terms of this Indenture.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Offering Circular” means the Offering Circular dated March 3, 2011, with respect to the Securities.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, Treasurer, the Secretary or any Assistant Controller, Assistant Treasurer or Assistant Secretary of the Company.
     “Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Section 4.4 hereof, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.
     “Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Company.
     “Parent” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Parent” shall mean such successor Parent.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream.
     “Permitted Business” means any business conducted by Parent and its Restricted Subsidiaries on the Issue Date and any business that is in the judgment of Parent reasonably related, ancillary or complementary to the business of Parent and its Restricted Subsidiaries on the Issue Date.
     “Permitted Investments” means:
     (1) any Investment in Parent or in a Restricted Subsidiary of Parent;

     (2) any Investment in cash and Cash Equivalents;
     (3) any Investment by Parent or any Subsidiary of Parent in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary of Parent; or
     (b) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary of Parent;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.14 hereof;
     (5) any Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Parent;
     (6) any Investments received in compromise of obligations owed to Parent or any of its Restricted Subsidiaries created in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or in satisfaction of judgments;
     (7) receivables owing to Parent or any Restricted Subsidiary of Parent if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (which trade terms may include such concessionary trade terms as Parent or any such Restricted Subsidiary deems reasonable under the circumstances), and other Investments to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by Parent or any Restricted Subsidiary;
     (8) Investments represented by Hedging Obligations;
     (9) Investments in existence on the date of this Indenture and any extension, modification or renewal of any such Investments, but only to the extent such extension, modification or renewal does not involve additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the date of this Indenture);
     (10) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (11) loans and advances to officers, directors and employees in the ordinary course of business in the aggregate amount outstanding at any one time not to exceed $25.0 million;
     (12) Investments in a Permitted Joint Venture, when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (x) $250.0 million and (y) 2.5% of Consolidated Total Assets; and

     (13) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed the greater of (x) $500.0 million and (y) 5.0% of Consolidated Total Assets.
     “Permitted Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which Parent or any of its Restricted Subsidiaries is a joint venturer; provided, however, that (a) the joint venture is engaged solely in a Permitted Business and (b) Parent or a Restricted Subsidiary is required by the governing documents of the joint venture or an agreement with the other parties to the joint venture to participate in the management of such joint venture as a member of such joint venture’s Board of Directors or otherwise.
     “Permitted Liens” means:
     (1) Liens securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of this Indenture to be incurred under Section 4.9(b)(i) hereof;
     (2) Liens in favor of Parent, the Company or any Subsidiary Guarantor;
     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or is acquired by Parent or any Subsidiary of Parent; provided, that such Liens were not incurred in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by Parent or the Subsidiary;
     (4) Liens on property existing at the time of acquisition of the property by Parent or any Subsidiary of Parent, provided, that such Liens were not incurred in contemplation of such acquisition;
     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
     (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.9(b)(iv) or Section 4.9(b)(v) hereof, covering only the assets acquired with such Indebtedness (and improvements or accessions thereto);
     (7) Liens existing on the date of this Indenture;
     (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (9) Liens securing Hedging Obligations;
     (10) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business;

     (11) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:
     (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
     (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
     (12) Liens incurred in the ordinary course of business of Parent or any Restricted Subsidiary of Parent with respect to obligations that do not exceed the greater of (x) $100.0 million and (y) 1.0% of Consolidated Total Assets at any one time outstanding;
     (13) survey title exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not materially interfering with the ordinary conduct of the business of Parent and its Subsidiaries taken as a whole;
     (14) Liens arising by operation of law in favor of landlords, mechanics, carriers, warehousemen, materialmen, laborers, employees, suppliers or the like, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;
     (15) Liens arising out of judgments, decrees, orders or awards in respect of which Parent or a Restricted Subsidiary of Parent shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;
     (16) with respect to each series of Securities, Liens securing the Securities of such series and the Note Guarantees with respect thereto;
     (17) Liens securing one or more local working capital facilities of Foreign Subsidiaries, so long as such Liens do not extend to the assets of any Person other than such foreign Restricted Subsidiaries;
     (18) Liens on assets of Foreign Subsidiaries securing Indebtedness incurred by Foreign Subsidiaries pursuant to Section 4.9(b)(xiii) hereof;
     (19) Liens imposed pursuant to licenses, sublicenses, leases and subleases which do not materially interfere with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries;
     (20) Liens incurred to secure cash management services in the ordinary course of business;

     (21) customary restrictions on, or options, contracts or other agreements for, transfers of assets contained in agreements related to any sale of assets pending such sale; provided that such restrictions apply only to the assets to be sold and such sale is otherwise permitted by this Indenture;
     (22) Liens securing obligations to the trustee arising under this Indenture;
     (23) Liens on trusts, cash or Cash Equivalents or other funds provided in connection with the defeasance (whether by covenant or legal defeasance), discharge or redemption of Indebtedness; provided that such defeasance, discharge or redemption is otherwise permitted by this Indenture; and
     (24) Liens to secure any Indebtedness permitted to be incurred pursuant to Section 4.9, provided that, in the case of this clause (24), at the time of its incurrence and after giving pro forma effect thereto, the Secured Leverage Ratio would be no greater than 2.50 to 1.0.
     “Permitted Refinancing Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
     (4) if the Indebtedness being refinanced is Indebtedness of Parent, the Company or a Subsidiary Guarantor, such Permitted Refinancing Indebtedness is also Indebtedness of Parent, the Company or a Subsidiary Guarantor.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Post-Merger Special Dividend” means a Restricted Payment in the aggregate amount equal to $300.0 million, made on December 22, 2010.
     “Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

     “Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities for reasons outside of the control of Parent or the Company, a nationally recognized statistical rating organization under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.
     “Redemption Date” or “redemption date” means the date specified for redemption of the Securities in accordance with the terms thereof and this Indenture.
     “Regulation S” means Regulation S under the Securities Act or any successor to such regulation.
     “Regulation S Global Security” means a Global Security in substantially the form of Exhibit A hereto that includes the information called for by footnotes 1, 6 and 7 thereof and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.
     “Restricted Definitive Security” means a Definitive Security that is a Restricted Security.
     “Restricted Global Security” means a permanent Global Security in substantially the form of Exhibit A attached hereto that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or a nominee of the Depositary, representing Securities that bear the Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Security” means a Security required to bear the restricted legend set forth in the form of Securities set forth in Exhibit A of this Indenture.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. For the avoidance of doubt, the Company shall at all times be considered a Restricted Subsidiary of Parent.
     “Rule 144” means Rule 144 promulgated under the Securities Act or any successor to such rule.
     “Rule 144A” means Rule 144A promulgated under the Securities Act or any successor to such rule.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
     “SEC” means the Securities and Exchange Commission.
     “Secured Leverage Ratio” means the ratio of (i) total consolidated Indebtedness of Parent and its Restricted Subsidiaries that is secured by a Lien on assets of Parent and its Restricted Subsidiaries, after giving effect to all incurrences and repayments of Indebtedness on the relevant transaction date, to (ii) Consolidated Cash Flow of Parent for the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the transaction date. In addition, the “Secured

Leverage Ratio” will be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio” to give effect to transactions that would require pro forma adjustments to such ratio.
     “Securities” means the 2016 Securities and 2022 Securities (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated by the SEC, as such regulation is in effect on the date hereof.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
     “Subsidiary Guarantee” means each Guarantee of the Obligations with respect to the Securities issued by a Subsidiary of Parent pursuant to the terms of this Indenture.
     “Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.
     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.
     “Total Leverage Ratio” means the ratio of (i) total consolidated Indebtedness of Parent and its Restricted Subsidiaries, after giving effect to all incurrences and repayments of Indebtedness on the transaction date, to (ii) Consolidated Cash Flow of Parent and its Restricted Subsidiaries for the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the transaction date. In addition, the “Total Leverage Ratio” will be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio” to give effect to the transactions that would require pro forma adjustments to such ratio.

     “Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of United States Treasury securities with a constant maturity most nearly equal to the period from such date of redemption to July 15, 2013 (in the case of the 2016 Securities) or July 15, 2016 (in the case of the 2022 Securities); provided, however, that if the period from such date of redemption to July 15, 2013 (in the case of the 2016 Securities) or July 15, 2016 (in the case of the 2022 Securities) is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to July 15, 2013 (in the case of the 2016 Securities) or July 15, 2016 (in the case of the 2022 Securities) is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.
     “Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Unrestricted Subsidiary” means any Subsidiary (other than the Company) of Parent that is designated by the Board of Directors of Parent as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent or such Restricted Subsidiary, in each case, taken as a whole, than those that might be obtained at the time from Persons who are not Affiliates of Parent;
     (3) is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (4) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent or any of its Restricted Subsidiaries.
     Any designation of a Subsidiary of Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.8 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Parent as of such date, and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9 hereof, Parent will be in default of such covenant. The Board of Directors of Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.9 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
     “Vice President” when used with respect the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     “WURA” means the Winding-Up and Restructuring Act (Canada).
     Section 1.2 Other Definitions.

TERM	DEFINED IN SECTION
“Additional Amounts”	4.22(a)
“Affiliate Transaction”	4.13(a)
“Agent Members”	2.1(b)
“Asset Sale Offer”	4.14(c)/3.14
“Authorized Agent”	11.16
“Benefited Party”	10.1(b)
“Change of Control Offer”	3.8(b)
“Change of Control Purchase Date”	3.8(b)
“Change of Control Purchase Notice”	3.8(c)
“Change of Control Purchase Price”	3.8(a)
“Company Notice”	3.8(b)
“Company Order”	2.2
“Covenant Defeasance”	8.3
“Depositary”	2.1(a)
“DTC”	2.1(a)
“EU Savings Tax Directive”	4.22(b)(v)
“EU-Swiss Savings Tax Agreement”	4.22(b)(v)
“Event of Default”	6.1
“Excess Proceeds”	4.14(c)

TERM	DEFINED IN SECTION
“incur”	4.9(a)
“Judgment Currency”	11.17
“Legal Defeasance”	8.2
“Legal Holiday”	11.7
“Legend”	2.12(a)
“Notice of Default”	6.1
“Offer Amount”	3.14
“Offer Period”	3.14
“Parity Indebtedness”	3.14
“Paying Agent”	2.3
“Payment Default”	6.1(e)
“Payor”	4.22(a)
“Permitted Debt”	4.9(b)
“Purchase Date”	3.14
“QIB”	2.1(a)
“Registrar”	2.3
“Relevant Taxing Jurisdiction”	4.22(a)
“Restricted Payments”	4.8(a)
“Tax”	4.22(a)
     Section 1.3 Rules of Construction. Unless the context otherwise requires:
     (A) a term has the meaning assigned to it;
     (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (C) words in the singular include the plural, and words in the plural include the singular;
     (D) provisions apply to successive events and transactions;
     (E) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;
     (F) the masculine gender includes the feminine and the neuter;
     (G) references to agreements and other instruments include subsequent amendments thereto;
     (H) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (I) references to ratings by Moody’s or S&P shall include any successor equivalent ratings if either Moody’s or S&P changes its ratings scale subsequent to the date of this Indenture;

     (J) except as otherwise provided for herein, the 2016 Securities and 2022 Securities will be treated as a single class for all purposes under this Indenture, including, without limitations, waivers, amendments, redemptions and offers to purchase; and
     (K) a reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, revises, restates, supplements or supersedes any such statute or any such regulation.
ARTICLE 2
THE SECURITIES
     Section 2.1 Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and made part of this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. The Securities shall be in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company in transactions exempt from, or not subject to, the registration requirements of the Securities Act.
     (a) Restricted Global Securities. All of the Securities are initially being offered and sold to (i) qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act or (ii) outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act, and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.
     (b) Form of Securities. Global Securities shall be substantially in the form of Exhibit A-1 (in the case of the 2016 Securities) and Exhibit A-2 (in the case of the 2022 Securities) attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Definitive Securities shall be substantially in the form of Exhibit A-1 (in the case of the 2016 Securities) and Exhibit A-2 (in the case of the 2022 Securities) attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (c) Additional Securities. Subject to compliance with the provisions of Section 4.9 hereof, the Company may issue Additional Securities in an unlimited amount under this Indenture.
     (d) Regulation S Global Securities. Securities offered and sold in reliance on Regulation S shall be issued in the form of the Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
     (e) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(e), authenticate and deliver initially one or more Global Securities of each series that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially in the form of the first paragraph of Exhibit A-1 (in the case of the 2016 Securities) or the first paragraph of Exhibit A-2 (in the case of the 2022 Securities) attached hereto.
     Section 2.2 Execution and Authentication. An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.
     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     The Trustee shall authenticate and make available for delivery the 2016 Securities for original issue in an initial aggregate principal amount of $950,000,000 and the 2022 Securities for original issue in an initial aggregate principal amount of $550,000,000, in each case, upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated and shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. For the avoidance of doubt, each of the 2016 Securities and the 2022 Securities shall constitute a separate series hereunder. The aggregate principal amount of each series of the Securities outstanding at any time may not exceed $950,000,000 in the case of the 2016 Securities and $550,000,000 in the case of the 2022 Securities, except as provided in Sections 2.1(c), 2.1(d) and 2.7 hereof.
     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     The Securities shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.
     Section 2.3 Registrar and Paying Agent. The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange.
     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands in any place required by this Indenture, or fail to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 4.1 and Article 8).
     The Company hereby initially designates the Trustee as Paying Agent, Registrar and Securities Custodian, and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be the office located at 101 Barclay Street — 8W, New York, NY 10286) as one such office or agency of the Company for each of the aforesaid purposes.
     Section 2.4 Paying Agent to Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, the Company or such Affiliate shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     Section 2.5 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
     Section 2.6 Transfer and Exchange.
     (a) Subject to compliance with any applicable additional requirements contained in Section 2.12 hereof, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate in the form(s) included in Exhibit A and Exhibit C, as applicable, and in form satisfactory to the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3 hereof, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.6, 3.11 or 9.5 hereof.
     Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Change of Control Purchase Notice or a notice in connection with an Asset Sale Offer has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).
     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
     (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
     (c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal, state, Canadian federal, provincial or territorial securities law.
     Section 2.7 Replacement Securities. If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in their discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.
     Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
     Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.8 Outstanding Securities. Securities of a series outstanding at any time are all Securities of such series authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.
     If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
     If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date, Change of Control Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Change of Control Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue.
     Subject to the restrictions contained in Section 2.9 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
     Section 2.9 Treasury Securities. In determining whether the Holders of the required principal amount of Securities of a series have concurred in any notice, direction, waiver or consent, Securities of such series owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities of such series which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is neither the Company nor any other obligor on the Securities or any Affiliate of the Company or of such other obligor.
     Section 2.10 Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of Definitive

Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.
     Section 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date may be delivered to the Trustee for cancellation or resold. The Company may not hold or resell such Securities or issue any new Securities to replace any Securities delivered for cancellation
     Section 2.12 Legend; Additional Transfer and Exchange Requirements.
     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Securities attached hereto as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which shall include an opinion of counsel if requested by the Company, as may be reasonably required by the Company, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.
     (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security; provided further that in no event shall a beneficial interest in a Regulation S Global Security be transferred to a U.S. Person prior to the receipt by the Registrar of any certificates required pursuant to Regulation S, as determined by the Company. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this section 2.12.
     (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

     (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(d)(1)(ii) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an opinion of counsel reasonably acceptable to the Company and addressed to the Company to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.
     (e) As used in this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
     (f) The provisions of clauses (iii), (iv) and (v) below shall apply only to Global Securities:
     (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security of a series may be exchanged for Securities of that series registered in the names of any person designated by the Depositary in the event that (A) the Depositary (x) has notified the obligors that it is unwilling or unable to continue as Depositary for such Global Security or (y) such Depositary has ceased to be a “clearing agency” registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the obligors within 90 days after receipt of such notice or the Company becomes aware of such failure of registration or (B) an Event of Default has occurred and is continuing with respect to the Securities of that series. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
     (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (iv) In the event of the occurrence of any of the events specified in clause (i) above, the obligors will promptly make available to the Trustee a reasonable supply of Definitive Securities of the applicable series in definitive, fully registered form, without interest coupons.
     (v) Neither Agent members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.
     (vi) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so as and when expressly required by, the terms or this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (g) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the equivalent procedures of Clearstream shall be applicable to transfers of beneficial interests in Global Securities that are held by Participants through Euroclear or Clearstream.
     Section 2.13 CUSIP and ISIN Numbers. The Company in issuing the Securities may use one or more “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” and “ISIN” numbers.

ARTICLE 3
REDEMPTION AND PURCHASES
     Section 3.1 Right to Redeem. The Company, at its option, may redeem the Securities in accordance with the provisions of Section 3.7 hereof.
     The Company may not redeem the Securities of a series if it has failed to pay any interest or premium on the Securities of such series and such failure to pay is continuing.
     If the Company elects to redeem the Securities, it shall notify the Trustee at least 45 days prior to the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date, the aggregate principal amount of the Securities and the series of such Securities to be redeemed and the Section of this Indenture pursuant to which the Securities are being redeemed.
     Section 3.2 Selection of Securities to Be Redeemed. If less than all the outstanding Securities of a series are to be redeemed, the Trustee shall select the Securities of that series for redemption as follows:
     (1) if such Securities are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which such Securities are listed; or
     (2) if such Securities are not listed on any securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.
     In the event of partial redemption by lot, the particular Securities to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities of the applicable series not previously called for redemption.
     The Trustee will promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected will be in amounts of $2,000 or whole multiples of $1,000 except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
     Section 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail, or shall cause to be mailed, a notice of redemption by first-class mail, postage prepaid, to the Trustee and to each Holder of Securities to be redeemed.
     The notice shall identify the Securities to be redeemed and shall state:
•	the aggregate principal amount of the Securities to be redeemed;

•	the Redemption Date (which shall be a Business Day);

•	the redemption price;

•	the name and address of the Paying Agent;

•	that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

•	if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

•	that, unless the Company defaults in the deposit of the redemption price, interest on Securities called for redemption will cease to accrue on and after the Redemption Date;

•	the Section of this Indenture pursuant to which the Securities are being redeemed; and

•	the CUSIP numbers of the Securities.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which shall be determined by the Company. A notice of redemption may not be conditional. Redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities pursuant to Sections 8.3 or 8.4 or a satisfaction and discharge of this Indenture pursuant to Section 8.1.
     Section 3.4 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice. If the Redemption Date falls during a period starting after the close of business on an interest payment record date and ending on the opening of business on the first Business Day after the next interest payment date, or if this interest payment date is not a Business Day, the second Business Day after the interest payment date; then the interest payment will be payable to the Holders who present the Securities for redemption.
     On and after the Redemption Date, unless the Company defaults in the deposit of the redemption price, interest will cease to accrue on the Securities or any portion of the Securities called for redemption, and all other rights of the Holder will terminate other than the right to receive the redemption price, without interest from the Redemption Date, on surrender of the Securities.
     Section 3.5 Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or the Trustee) money sufficient to pay the redemption price on all Securities to be redeemed on that date.
     Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security in an authorized denomination equal in principal amount to, and in exchange for, the unredeemed portion of the Security surrendered.
     Section 3.7 Optional Redemption.
     (a) At any time prior to July 15, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2016 Securities (including 2016 Securities issued after the Issue Date, if any) issued under this Indenture at a redemption price of 106.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that
     (1) at least 65% of the aggregate principal amount of 2016 Securities (including 2016 Securities issued after the Issue Date, if any) issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding 2016 Securities held by Parent and its Subsidiaries); and
     (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
     (b) On or after July 15, 2013, the Company may redeem all or a part of the 2016 Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2016 Securities redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2013	103.250%
2014	101.625%
2015 and thereafter	100.000%
     (c) In addition, at any time prior to July 15, 2013, the Company may redeem the 2016 Securities, in whole or in part, at a redemption price equal to the principal amount of the 2016 Securities redeemed plus the Applicable Premium plus accrued and unpaid interest to the date of redemption.
     (d) At any time prior to July 15, 2014, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2022 Securities (including 2022 Securities issued after the Issue Date, if any) issued under this Indenture at a redemption price of 107.250% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that
     (1) at least 65% of the aggregate principal amount of 2022 Securities (including 2022 Securities issued after the Issue Date, if any) issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding 2022 Securities held by Parent and its Subsidiaries); and
     (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
     (e) On or after July 15, 2016, the Company may redeem all or a part of the 2022 Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2022 Securities redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2016	103.625%
2017	102.416%
2018	101.209%
2019 and thereafter	100.000%

     (f) In addition, at any time prior to July 15, 2016, the Company may redeem the 2022 Securities, in whole or in part, at a redemption price equal to the principal amount of the 2022 Securities redeemed plus the Applicable Premium plus accrued and unpaid interest to the date of redemption.
     (g) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.
     (h) In connection with any Redemption under this Section 3.7, the Company shall deliver to the Trustee an Officers’ Certificate to the effect that all conditions precedent in this Indenture to the Redemption have been complied with.
     Section 3.8 Purchase of Securities at Option of the Holder Upon Change of Control.
     (a) If at any time that Securities remain outstanding there shall occur a Change of Control, Securities shall be purchased by the Company at the option of the Holders, as of the Change of Control Purchase Date, at a purchase price equal to 101% of the principal amount of the Securities, together with accrued and unpaid interest, including interest on any unpaid overdue interest, if any, to, but excluding, the Change of Control Purchase Date (the “Change of Control Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.
     (b) Within 30 days after the occurrence of a Change of Control, the Company shall mail a written notice (“Company Notice”) of the Change of Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law) pursuant to which the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Securities at the Change of Control Purchase Price. The notice shall include the form of a Change of Control Purchase Notice to be completed by the Holder, shall describe the transaction or transactions that constitute the Change of Control and shall state:
     (i) that the Change of Control Offer is being made pursuant to this Section 3.8 and that all Securities tendered will be accepted for payment;
     (ii) the date by which the Change of Control Purchase Notice pursuant to this Section 3.8 must be given;
     (iii) the purchase date, which date shall be no earlier than 30 days and no later than 60 days after the date the Company Notice is mailed (the “Change of Control Purchase Date”);
     (iv) the Change of Control Purchase Price;
     (v) the Holder’s right to require the Company to purchase the Securities;
     (vi) the name and address of the Paying Agent;
     (vii) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date;
     (viii) the procedures that the Holder must follow to exercise rights under this Section 3.8; and

     (ix) the procedures for withdrawing a Change of Control Purchase Notice, including a form of notice of withdrawal.
     If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.
     (c) A Holder may exercise its rights specified in subsection (a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto, as applicable, and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Change of Control Purchase Notice”) to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date.
     The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor.
     The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security if the principal amount of such portion is $2,000 or an integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Sections 3.8 through 3.13 also apply to the purchase of such portion of such Security.
     Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change of Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change of Control Purchase Notice in whole or in a portion thereof that is a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9 hereof.
     A Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.
     Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change of Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.
     If the Change of Control Purchase Date falls after an interest payment record date and on or before the date that is one Business Day after the next interest payment date, then the interest payment will be payable to the Holder who presents a Security for purchase.
     (d) The Company will not be required to make a Change of Control Offer with respect to a series of Securities upon a Change of Control if (1) a third party makes the Change of Control Offer with respect to a series of Securities in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the obligors set forth in subsection (b) of this Section 3.8 and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption with respect to a series of Securities has been given pursuant to Section 3.1 or 3.7 hereof, unless and until there is a default in payment of the applicable redemption price, or (3) after giving effect to such Change of Control, (i) no Default or Event of Default has occurred and is continuing, (ii) the Change of Control transaction has been approved by the Board of Directors of Parent, and (iii) the Securities of such series have received an Investment Grade Rating. In addition, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Change of Control Offer.
     (e) The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     (f) The provisions under this Indenture relative to the Company’s obligation to make an offer to repurchase the Securities of a series as a result of a Change of Control may be waived or modified with respect to that series with the written consent of the Holders of a majority in principal amount of the Securities of that series.
     Section 3.9 Effect of Change of Control Purchase Notice. Upon receipt by any Paying Agent of the Change of Control Purchase Notice specified in Section 3.8(c) hereof, the Holder of the Security in respect of which such change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change of Control Purchase Price with respect to such Security. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change of Control Purchase Date with respect to such Security (provided the conditions in Section 3.8(c) hereof have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.8(c) hereof.
     A Change of Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.
     Section 3.10 Deposit of Change of Control Purchase Price. On or before 11:00 a.m. New York City time on the Change of Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Change of Control Purchase Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change of Control Purchase Date. The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change of Control Purchase Date.
     If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change of Control Purchase Price of any Security for which a Change of Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change of Control Purchase Date, interest will cease to accrue on such Securities or any portion of the Securities as to which a Change of Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture and all other rights of the Holder will terminate other than the right to receive the Change of Control Purchase Price, without interest from the Change of Control Purchase Date, on surrender of the Securities.
     Section 3.11 Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change of Control Purchase

Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
     Section 3.12 Compliance with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.8 hereof, the Company shall (a) comply with Rule 14e-1 (or any successor to such Rule), if applicable, under the Exchange Act, and (b) otherwise comply with all United States federal and state securities laws and Canadian federal, provincial and territorial securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.11 hereof to be exercised in the time and in the manner specified therein. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Article 3, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Article 3 by virtue of such conflict.
     Section 3.13 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 hereof exceeds the aggregate Change of Control Purchase Price (including interest thereon) of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change of Control Purchase Date, and upon request, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.
     Section 3.14 Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.14 hereof, the Company is required to commence an offer to all Holders to purchase Securities (“Asset Sale Offer”), it shall follow the procedures specified below.
     The Asset Sale Offer shall be made to all Holders of Securities and all holders of other indebtedness that is pari passu with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (“Parity Indebtedness”). The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply a portion of the Excess Proceeds as calculated pursuant to Section 4.14 hereof (the “Offer Amount”) to the purchase of Securities and such other Parity Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Securities and other Parity Indebtedness tendered in response to the Asset Sale Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.
     Upon the commencement of an Asset Sale Offer, the Company shall send, by first-class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
     (1) that the Asset Sale Offer is being made pursuant to this Section 3.14 and Section 4.14 hereof and the length of time the Asset Sale Offer will remain open;
     (2) the Offer Amount, the purchase price and the Purchase Date;
     (3) that any Security not tendered or accepted for payment will continue to accrue interest;

     (4) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
     (5) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may elect to have Securities purchased in multiples of $2,000 (or integral multiples of $1,000 in excess thereof) only;
     (6) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (7) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;
     (8) that, if the aggregate principal amount of Securities and other Parity Indebtedness surrendered in connection with the Asset Sale offer exceeds the Offer Amount, the Company shall select the Securities and other Parity Indebtedness to be purchased on a pro rata basis based on the principal amount of Securities of each series and such other Parity Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and
     (9) that Holders whose Securities of a particular series were purchased only in part will be issued new Securities of such series equal in principal amount to the unpurchased portion of the Securities of such series surrendered (or transferred by book-entry transfer).
     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.14. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security of the applicable series, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Security of the applicable series to such Holder, in a principal amount equal to any unpurchased portion of the Security of such series surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.
     Other than as specifically provided in this Section 3.14, any purchase pursuant to this Section 3.14 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

ARTICLE 4
COVENANTS
     Section 4.1 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. Except in the case of a redemption, a Change of Control Offer or an Asset Sale Offer, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name that Security is registered at the close of business on the record date for such interest at the office or agency of the Company maintained for such purpose. The Company shall (in immediately available funds), to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest from the original due date to the date paid, at the rate applicable to the Security plus 1% per annum, which interest shall be payable on demand.
     The Company will make payments in respect of the Securities represented by the Global Securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Security. The Company will make all payments of principal, interest and premium, if any, with respect to Definitive Securities by wire transfer of immediately available funds to the accounts specified by the Holders of the Definitive Securities, in the case of a Holder holding an aggregate principal amount of notes of $1,000,000 or more, or, if no such account is specified or in the case of a Holder holding an aggregate principal amount of notes of less than $1,000,000, by mailing a check to each such Holder’s registered address. All payments shall be made in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments to any Holder holding an aggregate principal amount of Securities in excess of $1,000,000 shall be made by wire transfer in immediately available funds to an account maintained by such Holder in the United States, if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.
     Section 4.2 Maintenance of Office or Agency.
     (a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co registrar) where Securities may be surrendered for payment, registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     (c) The Company hereby designates the office of the Trustee set forth in Section 2.3 hereof as one such office or agency of the Company.
     Section 4.3 Reports.
     (a) Whether or not required by the SEC’s rules and regulations, so long as any Securities are outstanding, Parent shall furnish (to the extent not publicly available on the SEC’s EDGAR system) to the Holders of Securities and post on Parent’s website (in a format that is accessible to Holders of Securities as well as prospective Holders of Securities), within the time periods specified in the SEC’s rules and regulations:
     (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports; and
     (ii) all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports.
     All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports (other than consolidating financial information required by Rule 3-10 of Regulation S-X or any comparable provision so long as Parent complies with Section 4.3(d)). Each annual report on Form 10-K shall include a report on Parent’s consolidated financial statements by Parent’s certified independent accountants. In addition, Parent shall file a copy of each of the reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. For the avoidance of doubt, Parent will be required to provide the information described above regardless of whether it continues to file reports with the SEC.
     (b) If, at any time, Parent is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Parent shall nevertheless continue filing with the SEC and posting on its website the reports specified in Section 4.3(a) hereof with the SEC within the time periods specified above unless the SEC will not accept such a filing. Parent agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Parent’s filings for any reason, Parent shall post the reports referred to in Section 4.3(a) hereof on its website within the time periods that would apply if Parent were required to file those reports with the SEC.
     (c) Parent further agrees that, for so long as any Securities remain outstanding, at any time it is not required to file the reports required by Section 4.3(a) or (b) hereof with the SEC, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (d) The quarterly and annual financial information required by Sections 4.3(a), (b) and (c) hereof shall include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes of the financial statements or in Management’s Discussion and Analysis of Financial Condition and Results of Operations that discloses the total assets, liabilities, revenues and income from operations of Subsidiaries of Parent (other than the Company) that do not Guarantee the Securities. The Trustee shall not be responsible for determining whether clause 4.3(d) has been satisfied, nor shall it have any liability in connection therewith.

     (e) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     (f) Notwithstanding anything herein to the contrary, in the event that Parent fails to comply with its obligation to file or provide such information, documents and reports as required by this Section 4.3, Parent will be deemed to have cured such Default with respect to a series of Securities for purposes of Section 6.1(d) upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 60 days after written notice to Parent of such failure from the Trustee or the Holders of at least 25% of the principal amount of such Securities.
     Section 4.4 Compliance Certificates. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2011), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on their part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 4.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
     Section 4.5 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 4.6 Maintenance of Corporate Existence. Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the corporate existence of any Restricted Subsidiary if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities or (b) if a Subsidiary is to be dissolved, such Subsidiary has no assets.
     Section 4.7 Changes in Covenants When Securities Rated Investment Grade. In the event of the occurrence of a Fall Away Event (and notwithstanding the failure of Parent subsequently to maintain an Investment Grade Rating), the provisions of Sections 4.8, 4.9, 4.12, 4.13 and 4.14 hereof and clause (iv) of Section 5.1(a) hereof will no longer be applicable to the Securities.
     Section 4.8 Restricted Payments.
     (a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay any dividend or make any other payment or distribution on account of Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent or to Parent or a Restricted Subsidiary of Parent);
     (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Parent) any Equity Interests of Parent or any direct or indirect parent of Parent;
     (iii) purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Note Guarantor that is subordinated to the Securities or a Note Guarantee, except (i) from Parent or a Restricted Subsidiary of Parent or (ii) the purchase, redemption, defeasance or other acquisition or retirement of any such Indebtedness made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, redemption, defeasance or other acquisition or retirement; or
     (iv) make any Restricted Investment
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
     (2) Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.9(a) hereof; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries after September 28, 2010 (excluding Restricted Payments permitted by clauses (ii) through (ix), (xi) and (xii) of Section 4.8(b)), is less than the sum, without duplication, of:
     (A) 50% of the Consolidated Net Income of Parent (or prior to the Merger, Parent and the Company on a combined basis) for the period (taken as one accounting period) from July 1, 2010 to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (B) 100% of the aggregate net cash proceeds received by Parent since September 28, 2010 as a contribution to its common equity capital or from the issue or sale of Equity Interests of Parent (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Parent that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Parent), plus
     (C) to the extent that any Restricted Investment that was made after September 28, 2010 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) or (ii) the initial amount of such Restricted Investment, plus
     (D) to the extent that any Unrestricted Subsidiary of Parent is redesignated as a Restricted Subsidiary after September 28, 2010, the lesser of (i) the Fair Market Value of Parent’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.
(b) The preceding provisions shall not prohibit:
     (i) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture (it being understood that the amount of any such dividend shall be included in the aggregate amount of Restricted Payments determined in Section 4.8(a)(3) only once and not as separate Restricted Payments made at both declaration and payment);
     (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Note Guarantor or of any Equity Interests of Parent in exchange for, or in an amount equal to the net cash proceeds of the substantially concurrent sale (other than to Parent or a Restricted Subsidiary of Parent) of, Equity Interests of Parent (other than Disqualified Stock) or other subordinated Indebtedness incurred under Section 4.9; provided, that (i) an amount equal to such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(B) of Section 4.8(a) hereof and (ii) any such subordinated Indebtedness shall be Permitted Refinancing Indebtedness;
     (iii) the defeasance, redemption, repurchase or other acquisition or retirement of subordinated Indebtedness of the Company or any Note Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
     (iv) the payment of any dividend by a Restricted Subsidiary of Parent to the holders of its Equity Interests on a pro rata basis;
     (v) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of Equity Interests of Parent or any Restricted Subsidiary of Parent held by any present or former employee, director, officer or consultant of, or service provider to, Parent or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by Parent in connection with any such repurchase, retirement or other acquisition), or any stock subscription or shareholder agreement, including any Equity Interest rolled over by management of Parent in connection with the Merger; provided that the aggregate amount of Restricted Payments made under this clause (v) shall not exceed in any calendar year $25.0 million (with unused amounts for any year being carried over to the next succeeding year, but not to any subsequent year, with the permitted amount for each year being used prior to any amount carried over from the previous year); provided further that such amount in any calendar year may be increased by an amount not to exceed:
     (i) the cash proceeds of key man life insurance policies received by Parent or its Restricted Subsidiaries after the Issue Date; less

     (ii) the amount of any Restricted Payments previously made with the cash proceeds described in subclause (i) of this clause (v);
     (vi) payments to holders of Equity Interests (or to the holders of Indebtedness that is convertible into or exchangeable for Equity Interests upon such conversion or exchange) in lieu of the issuance of fractional shares;
     (vii) so long as no Default or Event of Default has occurred and is continuing, (i) cash settlement of the aggregate principal amount (plus accrued interest and premium, if any) of the 4.0% Convertible Notes on or after the first optional redemption date thereof upon conversion by the holders thereof; provided, however, that, in lieu of cash settling all or a portion of the 4.0% Convertible Notes, Parent may repurchase shares of Parent’s common stock within six months of the first optional redemption date for the 4.0% Convertible Notes, for aggregate consideration not to exceed the aggregate principal amount (plus accrued interest and premium, if any) of the 4.0% Convertible Notes, in connection with the settlement of all or a portion of the 4.0% Convertible Notes with Parent common stock and (ii) to the extent constituting a Restricted Payment, cash settlement of any written call option agreements in respect of shares underlying the conversion of the 4.0% Convertible Notes entered into in connection with the issuance of the 4% Convertible Notes for the purpose of hedging; provided, however, that, in lieu of cash settling any such written call option agreements, Parent may repurchase shares of Parent’s common stock within three months of the settlement of any such written call option agreements, which repurchases may be in an aggregate amount not to exceed the number of shares of Parent’s common stock necessary to settle such written call options;
     (viii) any Restricted Payment made in connection with the consummation of the Merger and the financings incurred in connection with the Merger (including, for the avoidance of doubt, any Restricted Payments made to satisfy appraisal rights in connection with the Merger) and the Post-Merger Special Dividend;
     (ix) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (x) the repurchase, redemption or other acquisition or retirement for value of any subordinated Indebtedness pursuant to provisions similar to those described under Section 3.8; provided that, prior thereto, all notes tendered by Holders in connection with a Change of Control Offer have been repurchased, redeemed or acquired for value;
     (xi) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Parent or its Restricted Subsidiaries issued in accordance with Section 4.9; and
     (xii) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments; provided, however, that if the Total Leverage Ratio as of the date of any Restricted Payment to be made pursuant to this clause (xii) is greater than or equal to 1.75 to 1.0, such Restricted Payment shall be permitted to be made pursuant to this clause (xii) only if the amount of such Restricted Payment, when taken together with the amount of all other Restricted Payments previously made pursuant to this clause (xii), does not exceed $400.0 million in the aggregate.

     (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (determined, for purposes of this covenant, by Parent or, in the case of any asset(s) valued in excess of $40.0 million, by the Board of Directors of Parent, in each case evidenced by an Officers’ Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Board of Directors’ determination shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value of such non-cash assets exceeds $100.0 million.
     Section 4.9 Incurrence of Indebtedness and Issuance of Preferred Stock.
     (a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur”), with respect to any Indebtedness (including Acquired Debt), and Parent shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that Parent or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Restricted Subsidiary may issue preferred stock if the Fixed Charge Coverage Ratio for Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
     (b) Subsection (a) of this Section 4.9 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (i) the incurrence by Parent and its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) not to exceed $2,500 million plus an aggregate principal amount of Indebtedness secured by a Lien outstanding at any time such that, on a pro forma basis (including a pro forma application of the proceeds therefrom), the Secured Leverage Ratio would not exceed 2.5 to 1.0;
     (ii) the incurrence by Parent and its Restricted Subsidiaries of the Existing Indebtedness;
     (iii) the incurrence by the Company and the Note Guarantors of Indebtedness represented by the Securities issued on the Issue Date (including the Note Guarantees);
     (iv) the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, in an aggregate amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed the greater of (x) $100.0 million and (y) 1.0% of Consolidated Total Assets at any time outstanding;
     (v) mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Parent or any Restricted Subsidiary of Parent, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (v), not to exceed the greater of (x) $250.0 million and (y) 2.5% of Consolidated Total Assets at any time outstanding;
     (vi) the incurrence by Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.9(a) hereof or clause (ii), (iii), (xii) or (xiv) of this Section 4.9(b) or this clause (vi) or, solely to the extent of the excess (if any) of the amount of Indebtedness incurred and outstanding under clause (i) of this Section 4.9(b) prior to the applicable refinancing over the maximum aggregate amount permitted to be incurred and outstanding under clause (i) of this Section 4.9(b) at the time of such refinancing, clause (i) of this Section 4.9(b);
     (vii) the incurrence by Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Parent and any of its Restricted Subsidiaries; provided, however, that:
     (A) if the Company or a Note Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities; and
     (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent or a Restricted Subsidiary of Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Parent or a Restricted Subsidiary of Parent shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Parent or such Restricted Subsidiary, as the case may be, that is not permitted by this clause (vii);
     (viii) the incurrence by Parent or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes;
     (ix) the Guarantee by Parent or any Restricted Subsidiary of Parent of Indebtedness of Parent or any Restricted Subsidiary that was permitted to be incurred under this Section 4.9 (other than the Note Guarantees); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes or any Note Guarantee, then the Guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;
     (x) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Parent as accrued;
     (xi) Obligations in respect of performance and surety bonds and completion guarantees provided by Parent or any Restricted Subsidiary of Parent in an aggregate principal amount at any time outstanding not to exceed $100.0 million;
     (xii) the incurrence by Parent or any of its Restricted Subsidiaries of Acquired Debt; provided, however, that on the date of acquisition and after giving effect thereto on a pro forma basis, the Fixed Charge Coverage Ratio of Parent (A) would be at least 2.0 to 1.0 or (B) would be greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition;
     (xiii) the incurrence by any Foreign Subsidiary of Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiii), not to exceed the greater of (x) $250.0 million or (y) 2.5% of Consolidated Total Assets;
     (xiv) Indebtedness of the Company or any Note Guarantor incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by Parent or any Restricted Subsidiary of Parent of property used or useful in a Permitted Business (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger or consolidation with, any Person owning such assets); provided, however, on the date of such incurrence and after giving effect thereto on a pro forma basis, the Fixed Charge Coverage Ratio of Parent (A) would be at least 2.0 to 1.0 or (B) would be greater than such Fixed Charge Coverage Ratio immediately prior to such incurrence;
     (xv) Indebtedness incurred by Parent or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, death, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
     (xvi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of notice of its incurrence;
     (xvii) Indebtedness of Parent or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;
     (xviii) Indebtedness of Parent or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and
     (xix) the incurrence by Parent or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xix), not to exceed the greater of (x) $250.0 million and (y) 2.5% of Consolidated Total Assets.
     (c) Parent and the Company shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Parent, the Company or the Subsidiary Guarantors unless such Indebtedness is also contractually subordinated in right of payment to the Securities on substantially identical terms; provided, however, that no Indebtedness of Parent, the Company or the Subsidiary Guarantors shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Parent, the Company or any Subsidiary Guarantor solely by virtue of being unsecured or having a junior lien priority.
     (d) For purposes of determining compliance with this Section 4.9, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xix) of Section 4.9(b) hereof, or is entitled to be incurred pursuant to subsection (a) of this Section 4.9, Parent shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify from time to time all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.9. Indebtedness permitted by this Section 4.9 need not be permitted solely by reference to one clause permitting such Indebtedness but may be permitted in part by one such clause and in part by one or more other clauses of this Section 4.9 permitting such Indebtedness. Indebtedness under Credit Facilities outstanding on the date on which Securities are first issued and authenticated under this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of Section 4.9(b) hereof.
     Section 4.10 [Reserved].
     Section 4.11 Liens.
     (a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens, unless contemporaneously therewith:
     (i) in the case of any Lien securing an obligation that ranks pari passu with the Securities or a Note Guarantee, effective provision is made to secure the Securities or such Note Guarantee, as the case may be, equally and ratably with or prior to such obligation with a Lien on the same assets of Parent or such Restricted Subsidiary, as the case may be; and
     (ii) in the case of any Lien securing an obligation that is subordinated in right of payment to the Securities or a Note Guarantee, effective provision is made to secure the Securities or such Note Guarantee, as the case may be, with a Lien on the same assets of Parent or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation.
     Section 4.12 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
     (a) Parent shall not, and shall not permit any of its Restricted Subsidiaries (other than the Company) to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:
     (i) pay dividends or make any other distributions on its Capital Stock to Parent or any of its Restricted Subsidiaries or pay any indebtedness owed to Parent or any of its Restricted Subsidiaries;
     (ii) make loans or advances to Parent or any of its Restricted Subsidiaries; or
     (iii) transfer any of its properties or assets to Parent or any of its Restricted Subsidiaries.
     (b) The restrictions set forth in Section 4.12(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

     (i) agreements, including agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;
     (ii) this Indenture, the Securities and the Note Guarantees;
     (iii) any encumbrance or restriction pursuant to Credit Facilities incurred under clause (i) of Section 4.9(b) hereof;
     (iv) applicable law, rule, regulation or order, approval, license, permit or similar restriction, including under contracts with foreign governments or agencies thereof entered into in the ordinary course of business;
     (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred, or such Capital Stock was issued, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred under Section 4.9 hereof;
     (vi) customary non-assignment provisions in leases, contracts and licenses entered into in the ordinary course of business and consistent with past practices;
     (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of Section 4.12(a) hereof;
     (viii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions, transfers, loans or advances by that Restricted Subsidiary pending its sale or other disposition;
     (ix) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (x) Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Liens;
     (xi) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;
     (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(xiii) restrictions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis.
     Section 4.13 Transactions with Affiliates.
     (a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:
     (i) the Affiliate Transaction is on terms that are no less favorable, taken as a whole, to Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person; and
     (ii) Parent delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.13(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Parent.
     (b) The following items shall be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.13(a) hereof:
     (i) any employment agreement or benefit plan entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Parent or such Restricted Subsidiary;
     (ii) transactions between or among Parent and/or its Restricted Subsidiaries;
     (iii) transactions with a Person that is an Affiliate of Parent solely because Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
     (iv) the payment of reasonable compensation and fees to, and the provision of customary indemnities to, current or former officers, directors, employees or consultants of Parent or any of its Restricted Subsidiaries;
     (v) issuances or sales of Equity Interests (other than Disqualified Stock) of Parent to Affiliates or employees of or consultants to Parent;
     (vi) Restricted Payments that are permitted by the provisions of Section 4.8 hereof and Permitted Investments;
     (vii) transactions effected pursuant to agreements in effect on the date of this Indenture and any amendment, modification or replacement to such agreement (so long the as amendment, modification or replacement is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the date of this Indenture);
     (viii) advances to employees in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding;

     (ix) transactions with a Permitted Joint Venture in which Parent or any Restricted Subsidiary holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are no less favorable, taken as a whole, to Parent or the Restricted Subsidiary participating in such joint venture than they are to other joint venture partners; and
     (x) transactions in which Parent or any Restricted Subsidiary, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction meets the requirements of Section 4.13(a)(i).
     Section 4.14 Asset Sales.
     (a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (i) Parent (or its Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (determined, for purposes of this clause (i), by Parent or, in the case of any asset(s) valued in excess of $75.0 million, by the Board of Directors of the Company, in each case evidenced by an Officers’ Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (ii) at least 75% of the consideration received in the Asset Sale by Parent or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
     (A) any liabilities, as shown on Parent’s most recent consolidated balance sheet, of Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities and the Note Guarantees) that are assumed by the transferee of any such assets pursuant to an agreement that releases Parent or such Restricted Subsidiary from further liability;
     (B) any securities, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash within 180 days after the consummation of the applicable Asset Sale, to the extent of the cash received in that conversion; and
     (C) any Designated Noncash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration previously received and then outstanding, does not exceed at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of $100.0 million or 1.0% of Consolidated Total Assets.
     (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Parent or the applicable Restricted Subsidiary may apply those Net Proceeds:
     (i) to repay Indebtedness and other Obligations under (A) a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, (B) other secured Indebtedness or (C) other Indebtedness of a Subsidiary (other than the Company) that does not Guarantee the Securities, so long as the relevant assets were assets of such Subsidiary (provided, in the case of (B), that such Indebtedness is not subordinated in right of payment to the Securities);
     (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;
     (iii) to make payments with respect to the acquisition or license of intellectual property rights that are used in a Permitted Business;
     (iv) to make a capital expenditure in or that is useful in a Permitted Business;
     (v) to retire Securities pursuant to privately negotiated transactions, open market purchases or otherwise; or
     (vi) to acquire other assets that are not classified as current assets (for the avoidance of doubt, including acquisitions of in-process research and development) under GAAP and that are used or useful in a Permitted Business.
     Notwithstanding Sections 4.14(a) and 4.14(b), Parent and its Restricted Subsidiaries will not be required to apply an amount equal to any Net Proceeds in accordance with this covenant except to the extent that the aggregate Net Proceeds from all Asset Sales which are not applied in accordance with this covenant exceed the greater of $100.0 million or 1.0% of Consolidated Total Assets at the time of receipt of such Net Proceeds. Pending application of an amount equal to Net Proceeds pursuant to this Section 4.14, Parent or a Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
     (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.14(b) hereof shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds the greater of $100.0 million or 1.0% of Consolidated Total Assets, the Company shall make an offer (an “Asset Sale Offer”) to all Holders of Securities and all holders of Parity Indebtedness to purchase the maximum principal amount of Securities and such other Parity Indebtedness that may be purchased out of the amount of such Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Parent and its Restricted Subsidiaries may use the amount of such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and other Parity Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Securities and such other Parity Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
     (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.
     Section 4.15 Additional Subsidiary Guarantees. If any one of Parent’s Subsidiaries (other than the Company) that is not a Subsidiary Guarantor Guarantees any Indebtedness of Parent or any Restricted Subsidiary, that Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee and, if such Subsidiary of Parent is a Canadian Note Guarantor, a Canadian Note Guarantee, pursuant to which such Subsidiary shall unconditionally Guarantee, on a senior unsecured (unless the Securities are secured pursuant to Section 4.11) basis, all of the Company’s obligations under the Securities and this Indenture on the terms set forth in this Indenture and, if applicable, the Canadian Note Guarantee, and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes hereof until such Subsidiary Guarantee is released in accordance herewith.
     Section 4.16 Designation of Restricted and Unrestricted Subsidiaries. Parent’s Board of Directors may designate any Restricted Subsidiary (other than the Company) to be an Unrestricted Subsidiary if that designation would not cause a Default. Any designation of a Subsidiary as an Unrestricted Subsidiary will be deemed to be a designation of each of such entity’s Subsidiaries as Unrestricted Subsidiaries. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Parent and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.8 hereof or under one or more of the clauses of the definition of “Permitted Investments,” as determined by Parent. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Parent’s Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default and the Fixed Charge Coverage Ratio for Parent would be greater than immediately prior to such redesignation.
     Section 4.17 Business Activities. Parent shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Parent and its Restricted Subsidiaries, taken as a whole.
     Section 4.18 Payments for Consent. Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of a series of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture relating to such series of Securities unless such consideration is offered to be paid and is paid to all Holders of the Securities of such series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
     Section 4.19 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenant that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 4.20 [Reserved].

     Section 4.21 Notice of Default. In the event that any Default or Event of Default under Section 6.1 hereof shall occur, the Company shall give prompt written notice of such Default or Event of Default to the Trustee.
     Section 4.22 Payment of Additional Amounts.
     (a) All payments made under or with respect to any Note Guarantee by Parent or any Subsidiary Guarantor organized other than in the United States (each such person, a “Payor”) will be made free and clear of any withholding or deduction for or on account of any tax, duty, levy, impost, assessment or other governmental charge of whatever nature (collectively, “Tax”) imposed or levied by or on behalf of any jurisdiction in which such Payor is organized, resident or doing business for tax purposes or from or through which such Payor makes any payment on its Note Guarantee or any department or political subdivision of any of the foregoing (each, a “Relevant Taxing Jurisdiction”), unless such Payor is required to withhold or deduct Taxes by law. For the avoidance of doubt, a Relevant Taxing Jurisdiction shall not include the United States, any state thereof or the District of Columbia. If a Payor is required by law to withhold or deduct any amount for or on account of Taxes of any Relevant Taxing Jurisdiction from any payment made under or with respect to any Note Guarantee, the Payor, subject to the exceptions listed below, will pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder or beneficial owner of the Securities after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) will not be less than the amount the Holder or Beneficial Owner would have received if such Taxes had not been withheld or deducted.
     (b) A Payor will not, however, pay Additional Amounts to a Holder or Beneficial Owner of Securities:
     (i) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the existence of any present or former connection between the Holder or beneficial owner (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) and the Relevant Taxing Jurisdiction (other than any connection resulting from the acquisition, ownership, holding or disposition of Securities, the receipt of payments thereunder or under any Note Guarantee and/or the exercise or enforcement of rights under any Securities or any Note Guarantee);
     (ii) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the failure of the Holder or Beneficial Owner of Securities, following the Company’s or the Payor’s written request addressed to the Holder, to the extent such Holder or Beneficial Owner is legally eligible to do so, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or Beneficial Owner is not resident in the Relevant Taxing Jurisdiction);
     (iii) with respect to any estate, inheritance, gift, sales or any similar Taxes;
     (iv) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the presentation by the Holder or beneficial owner of any Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
     (v) with respect to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to the European Council Directive on the taxation of savings income which was adopted by the ECOFIN Council on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such directive (the “EU Savings Tax Directive”) or is required to be made pursuant to the Agreement between the European Community and the Swiss Confederation dated October 26, 2004 providing for measures equivalent to those laid down in the EU Savings Tax Directive (the “EU-Swiss Savings Tax Agreement”) or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreement; or
     (vi) any combination of items (i), (ii), (iii), (iv) and (v).
     (c) A Payor will (i) make any such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Payor will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either a certified copy or tax receipts evidencing such payment, or, if such tax receipts are not reasonably available to the Payor, such other documentation that provides reasonable evidence of such payment by the Payor.
     (d) Prior to the date on which the payment of any Additional Amounts are due, the Payor will deliver to the Trustee such Additional Amounts payable together with an Officers’ Certificate stating that such Additional Amounts will be payable on the applicable payment date, and setting forth the Additional Amounts so payable and will also set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the applicable payment date. Any such Officers’ Certificate will be delivered to the Trustee at least 2 Business Days in advance of when the payments in question are required to be made (unless a shorter period of time is acceptable to the Trustee in its reasonable discretion). The Payor will promptly publish a notice in accordance with Section 11.2 hereof stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.
     (e) The Payors, jointly and severally, will reimburse the Holders of Securities, upon written request of such Holder of Securities and certified proof of payment for the amount of (i) any Taxes levied or imposed by a Relevant Taxing Jurisdiction and payable by such Holder in connection with payments made under or with respect to any Note Guarantee; and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such Holder after such reimbursement will not be less than the net amount such Holder would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed, provided, however, that the indemnification obligation provided for in this Section 4.22(e) shall not extend to Taxes imposed for which the Holder of the Securities would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (i) through (vi) of Section 4.22(b) hereof, or to the extent such Holder received Additional Amounts with respect to such payments.
     (f) In addition, the Payor will pay any stamp, issue, registration, court, documentary, excise or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction at any time in respect of the execution, issuance, registration or delivery of any Note Guarantee or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Taxing Jurisdiction at any time as a result of, or in connection with, (i) any payments made pursuant to the Securities, any Note Guarantee or any other such document or instrument referred to thereunder and/or (ii) the enforcement of any Note Guarantee or any other such document or instrument referred to thereunder.
     (g) The obligations described under this Section 4.22 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor Person to any Payor and to any jurisdiction (other than the United States, any state thereof or the District of Columbia) in which such successor is organized, doing business or is otherwise resident for Tax purposes or any jurisdiction (other than the United States, any state thereof or the District of Columbia) from or through which payment is made by such successor or its respective agents.
     (h) Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Security or under any Note Guarantee, such reference includes the payment of Additional Amounts or other payments that would be payable pursuant to this Section 4.22, if applicable.
ARTICLE 5
MERGER, CONSOLIDATION OR SALE OF ASSETS
     Section 5.1 Merger, Consolidation or Sale of Assets.
     (a) Parent and the Company shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not Parent or the Company is the surviving corporation) or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Parent and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
     (i) either: (x) Parent or the Company is the surviving corporation; or (y) the Person formed by or surviving any such consolidation or merger (if other than Parent or the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia or, except in the case of a consolidation or merger of the Company, under the laws of Canada or any province thereof);
     (ii) the Person formed by or surviving any such consolidation or merger (if other than Parent or the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes all the obligations of Parent or the Company, as applicable, under the Securities (or the Note Guarantee), and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;
     (iii) immediately after such transaction, no Default or Event of Default exists;
     (iv) either (a) Parent or the Person formed by or surviving any such consolidation or merger (if other than Parent or the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.9(a) hereof or (b) Parent or the Person formed by or surviving any such consolidation or merger (if other than Parent or the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio for such Person and its Restricted Subsidiaries that would be equal to or greater than such ratio for such Person and its Restricted Subsidiaries immediately prior to such action; and
     (v) the Company has delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel stating that the supplemental indenture, if any, and the related transactions do not conflict with this Indenture.
     (b) Parent or the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.
     (c) Parent will not permit any Subsidiary Guarantor to, directly or indirectly: (1) consolidate or merge with or into another Person; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:
     (i) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to Parent or an Affiliate of Parent), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary of Parent, in both cases in compliance with its obligations pursuant to Section 4.14 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, any state thereof or the District of Columbia, and such Person shall expressly assume, by a guarantee agreement in a form reasonably satisfactory to the trustee, all the obligations of such Subsidiary Guarantor under its Note Guarantee; and
     (ii) immediately after such transaction, no Default or Event of Default exists.
     Notwithstanding the foregoing: (A) any Restricted Subsidiary (other than the Company) may consolidate with, merge into or transfer all or part of its properties and assets to Parent, the Company or any Subsidiary Guarantor and (B) Parent or the Company may merge with an Affiliate of Parent solely for the purpose of reincorporating Parent or the Company in another jurisdiction within the United States of America, any state thereof or the District of Columbia or, in the case of Parent, Canada or any province thereof.
     Section 5.2 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 6
DEFAULT AND REMEDIES
     Section 6.1 Events of Default. Each of the following is an “Event of Default” with respect to a series of Securities:
     (a) default in the payment of any principal of (including, without limitation, any premium, if any, on) such series of Securities when the same becomes due and payable (whether at maturity, upon a Redemption Date, Change of Control Purchase Date, Purchase Date or otherwise);
     (b) default in the payment of any interest payable on such series of Securities when the same becomes due and payable and the Default continues for a period of 30 days;
     (c) failure by Parent or any of its Restricted Subsidiaries
     (i) to comply with any of the provisions of Sections 3.8, 3.14, 4.8, 4.9 or 4.14 of this Indenture with respect to such series, which failure remains uncured for 30 days after notice; or
     (ii) to comply with the provisions described in Section 5.1 of this Indenture;
     (d) Parent or any of its Restricted Subsidiaries fails to comply with any of the other covenants contained in such series of Securities or this Indenture with respect to such series and the Default continues for 60 days after notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of such series of Securities then outstanding;
     (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Parent or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:
     (i) is caused by a failure to pay principal when due on such Indebtedness within any applicable grace period provided in such Indebtedness (a “Payment Default”); or
     (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more;
     (f) failure by Parent or any of its Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after becoming final;
     (g) any Note Guarantee by Parent or a Significant Subsidiary ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or Parent or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms Parent’s or such Subsidiary Guarantor’s, as applicable, obligations under this Indenture or any Note Guarantee and such Default continues for 10 days after receipt of the notice as specified in this Indenture;

     (h) Parent, the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case or proceeding;
     (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;
     (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or
     (iv) makes a general assignment for the benefit of its creditors;
     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against Parent, the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding;
     (ii) appoints a Custodian of Parent, the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Parent, the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or
     (iii) orders the liquidation of Parent, the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;
and in each case the order or decree described in this clause (i) remains unstayed and in effect for 60 consecutive days;
     Any notice given pursuant to Section 6.1(d) hereof must be in writing and must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” When any Default under this Section 6.1 is cured, it ceases.
     Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.1 hereof with respect to Parent or the Company) with respect to any series of Securities occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities of such series then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (h) or (i) of Section 6.1 hereof with respect to Parent or the Company occurs, all unpaid principal (including, without limitation, any premium, if any), and accrued interest, if any, on the Securities of such series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the applicable series of Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences with respect to that series if (a) all existing Events of

Default, other than the nonpayment of the principal of the applicable series of Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest at a rate of 1% per annum over the amount of interest otherwise payable on such Securities on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 7.7 hereof have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.
     Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of such Securities or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
     Section 6.4 Waiver of Defaults and Events of Default. Subject to Sections 6.7 and 9.2 hereof, the Holders of a majority in aggregate principal amount of the Securities of a series then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences with respect to such series of Securities, except a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Securities of such series when due or any Default or Event of Default in respect of any provision of this Indenture or the Securities of such series which, under Section 9.2 hereof, cannot be modified or amended without the consent of the Holder of each Security of such series affected. When a Default or Event of Default is waived, it is cured and ceases.
     Section 6.5 Control by Majority. The Holders of a majority in aggregate principal amount of each affected series of Securities then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee or exercising any trust or power conferred on it with respect to such series of Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder of Securities of that series or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 6.6 Limitations on Suits. A Holder may not pursue any remedy with respect to this Indenture or a series of Securities (except actions for payment of overdue principal, premium, if any, or interest) unless:
     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of the applicable series make a written request to the Trustee to pursue the remedy;
     (c) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities of the applicable series.
     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.
     Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, or interest on the Security, on or after the respective due dates expressed in the Security and this Indenture and to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
     Section 6.8 Collection Suit by Trustee. If an Event of Default in the payment of principal or interest specified in clause (a) or (b) of Section 6.1 hereof occurs and is continuing with respect to any Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and overdue installments of interest, in each case at a rate equal to the interest rate then in effect on such Security plus 1% per annum and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     First, to the Trustee for amounts due under Section 7.7 hereof;

     Second, to Holders for amounts due and unpaid on the Securities for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest respectively; and
     Third, the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the Securities of a series then outstanding.
ARTICLE 7
TRUSTEE
     Section 7.1 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Except during the continuance of an Event of Default:
     (A) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and
     (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (A) this paragraph does not limit the effect of subsection (b) of this Section 7.1;
     (B) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received satisfactory indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.
     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 7.1.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 7.2 Rights of Trustee. Subject to Section 7.1 hereof:
     (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel (or both), which shall conform to Section 11.4(b) hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
     (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.
     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
     (j) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.
     Section 7.4 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.
     Section 7.5 Notice of Default or Events of Default. If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it is known by the Trustee. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a Default or an Event of Default in payment of the principal (including premium, if any) of or interest on any Security.
     Section 7.6 [Reserved].
     Section 7.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

     The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.
     The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.
     To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities. The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
     When the Trustee incurs expenses or renders services after an Event of Default specified in clause (g) or (h) of Section 6.1 hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law to the extent permitted by law. The provisions of this Section shall survive the termination of this Indenture.
     Section 7.8 Replacement of Trustee. The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10 hereof;
     (b) the Trustee is adjudged a bankrupt or an insolvent;
     (c) a Custodian or other public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.
     If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
     If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
     A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.
     Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.
     Section 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 7.10 hereof. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.
     Section 7.10 Eligibility; Disqualification. The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 7. The Trustee shall be subject to the provisions of TIA Section 310(b).
     Section 7.11 Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 8
DEFEASANCE; SATISFACTION AND
DISCHARGE OF INDENTURE
     Section 8.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to a series of Securities, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series of Securities, when
     (a) either
     (i) all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in section 2.7 hereof and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 8.5 hereof) have been delivered to the Trustee for cancellation; or

     (ii) all such Securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year of the maturity date and the Company has irrevocably deposited or caused to be irrevocably deposited cash, non-callable U.S. government securities or a combination thereof with the Trustee or a Paying Agent (other than the Company or any of their Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities of such series not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of maturity or redemption;
     (b) no Default or Event of Default has occurred and is continuing with respect to such series of Securities on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound, and as to which the rights of the other parties thereto are senior to those of the Holders;
     (c) the Company has paid or caused to be paid all other sums payable hereunder with respect to such series of Securities by the Company; and
     (d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture with respect to such series of Securities have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7 hereof shall survive and, if cash, non-callable U.S. government securities or a combination thereof shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 4.2, 4.3 and 7.8, this Article 8 and Section 11.5, shall survive until the Securities of such series have been paid in full.
     Section 8.2 Legal Defeasance. The Company and the Note Guarantors shall be deemed to have paid and will be discharged from any and all obligations in respect of this Indenture (with respect to the applicable series of Securities) and the Securities of a series and the related Note Guarantees on the date of the deposit referred to in clause (a) of this Section 8.2, and the provisions of this Indenture shall no longer be in effect with respect to a series of Securities (“Legal Defeasance”), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in clause (a) below payments in respect of the principal of, premium, if any, and interest on such series of Securities when such payments are due, (ii) the Company’s obligations with respect to such series of Securities under Article 2 and Section 4.2 hereof, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, including, without limitation, Section 7.7 hereof and the Company’s obligations in connection therewith and (iv) this Section 8.2. Subject to compliance with this Section 8.2, the Company may exercise their option under this Section 8.2 notwithstanding the prior exercise of their option under Section 8.3 hereof. The following conditions shall apply to Legal Defeasance:
     (a) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of such series of Securities, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Securities of such series on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to their Stated Maturity or to a particular Redemption Date;
     (b) the Company shall have delivered to the Trustee an Opinion of Counsel (based on a ruling published by the United States Internal Revenue Service or other change in the applicable U.S. federal income tax law) in the United States reasonably acceptable to the Trustee to the effect that the Holders of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;
     (c) no Default or Event of Default shall have occurred and be continuing with respect to such series of Securities either: (i) on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit) or (ii) insofar as Events of Default from bankruptcy or insolvency events are concerned, at the time in the period ending on the 91st day after the date of deposit;
     (d) the Legal Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture with respect to such series of Securities) to which Parent or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiary is bound;
     (e) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities of such series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
     (f) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance have been complied with.
     After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the applicable series of Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.
     Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.2(b) hereof with respect to a Legal Defeasance need not be delivered if all Securities of the applicable series not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable upon maturity or redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
     Section 8.3 Covenant Defeasance. The Company and the Note Guarantors with respect to a series of Securities may omit to comply with any term, provision or condition set forth in clause (iv) of Section 5.1(a) hereof, and the Company with respect to a series of Securities may omit to comply with any term, provision or condition set forth in Sections 4.8 through 4.18 hereof and any breach of clauses (c), (d), (e), or (f), or with respect to Significant Subsidiaries only, clauses (h) or (i) under Section 6.1 hereof shall be deemed not to be an Event of Default on the date of deposit referred to in clause (a) of this Section 8.3 with respect to such series (“Covenant Defeasance”), if in each case with respect to such series of the outstanding Securities:

     (a) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of such series of Securities, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Securities of such series on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to their Stated Maturity or to a particular Redemption Date;
     (b) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of the outstanding Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;
     (c) no Default or Event of Default shall have occurred and be continuing with respect to such series of Securities either: (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (ii) insofar as Events of Default from bankruptcy or insolvency events are concerned, at the time in the period ending on the 91st day after the date of deposit;
     (d) the Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture with respect to such series of Securities) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound;
     (e) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
     (f) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Covenant Defeasance have been complied with.
     If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the applicable series of Securities when due, then the obligations of the Company and the Note Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.
     Upon the occurrence of a Covenant Defeasance, the Trustee shall send written notice of such Covenant Defeasance to the Company.
     Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.3(b) hereof with respect to a Covenant Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable upon maturity or redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
     Section 8.4 Application of Trust Money. Subject to the provisions of Section 8.5 hereof, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders of a particular series of

Securities, all money deposited with it pursuant to Section 8.1, 8.2 or 8.3 hereof and shall apply the deposited money in accordance with this Indenture and the applicable series of Securities to the payment of the principal of and interest on such series of Securities.
     Section 8.5 Repayment to the Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 8.1, 8.2 or 8.3 hereof and (ii) held by them at any time.
     The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
     Section 8.6 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.5 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the applicable series of Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1, 8.2 or 8.3 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 8.5 hereof; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money or Government Securities held by the Trustee or such Paying Agent.
ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS
     Section 9.1 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture with respect to a series of Securities or the Securities of such series without notice to or consent of any Holder:
     (a) to comply with Section 5.1 hereof;
     (b) to cure any ambiguity, defect or inconsistency;
     (c) to provide for uncertificated Securities in addition to or in place of certificated Securities of such series;
     (d) to make any change that would provide any additional rights or benefits to the Holders of Securities of such series or that does not adversely affect the legal rights under this Indenture of any such Holder;
     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) to conform the text of this Indenture or the Securities to any provision of the section of the Offering Circular dated March 3, 2011 captioned “Description of the Notes” to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Securities;
     (g) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the date hereof;
     (h) to add additional Note Guarantees with respect to the Securities of such series or to confirm and evidence the release, termination or discharge of any Note Guarantee with respect to such series of Securities when such release, termination or discharge is permitted under this Indenture; or
     (i) to appoint a successor Trustee.
     Section 9.2 With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture with respect to a series of Securities or the Securities of such series with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities of such series then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities of such series then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture with respect to such series or the Securities of such series without notice to any Holder. However, notwithstanding the foregoing but subject to Section 9.4 hereof, without the written consent of each Holder of Securities of a series affected hereby, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4 hereof, may not:
     (a) reduce the principal amount of such Securities whose Holders must consent to an amendment, supplement or waiver;
     (b) reduce the principal of or change the Stated Maturity of any such Security or alter the provisions with respect to the redemption of such Securities (excluding, for the avoidance of doubt, provisions relating to Sections 3.8, 3.14 and 4.14);
     (c) reduce the rate of or change the time for payment of interest on any such Security;
     (d) make any such Security payable in money other than U.S. dollars;
     (e) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of such Securities to receive payments of principal of, or interest or premium, if any, on such Securities;
     (f) waive a redemption payment with respect to any such Security (excluding, for the avoidance of doubt, a payment required by Sections 3.8, 3.14 and 4.14);
     (g) impair the right to institute suit for the enforcement of any payment on or with respect to such Securities;
     (h) modify the Note Guarantees with respect to such Securities in any manner adverse to the Holders of such Securities; or

     (i) make any change in the preceding amendment and waiver provisions with respect to such series of Securities.
     It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under Section 9.1 or this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     Section 9.3 [Reserved].
     Section 9.4 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
     After an amendment, supplement or waiver becomes effective, it shall bind every Holder of the applicable series, unless it makes a change described in any of clauses (a) through (i) of Section 9.2 hereof. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
     Section 9.5 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
     Section 9.6 Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture and all conditions precedent in this Indenture to such execution have been complied with. The Company may not sign an amendment or supplemental indenture until its Board of Directors approves it.
     Section 9.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of the applicable series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10
NOTE GUARANTEES
     Section 10.1 Note Guarantees.
     (a) Each of the Note Guarantors, jointly and severally, hereby unconditionally Guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder that: (i) the due and punctual payment of principal, premium and interest on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, (ii) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or any Security shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (iii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.2 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Note Guarantors shall be jointly and severally obligated to pay the same immediately. Each Note Guarantor shall agree that this is a Guarantee of payment and not a Guarantee of collection.
     (b) Each of the Note Guarantors hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Securities or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Note Guarantor. Each Note Guarantor further, to the extent permitted by law, shall waive and relinquish all claims, rights and remedies accorded by applicable law to guarantors and shall agree not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Note Guarantor, to (A) proceed against the Company, any other guarantor (including any other Note Guarantor) of the obligations under the Note Guarantees or any other person, (B) proceed against or exhaust any security held from the Company, any such other guarantor or any other person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other person, or (D) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the obligations under the Note Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the obligations under the Note Guarantees; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party’s errors or omissions in the administration of the obligations under the Note Guarantees, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Note Guarantor’s obligations hereunder and under its Note Guarantee, (B) the benefit of any statute of limitations affecting such Note Guarantor’s liability hereunder and under its Note Guarantee or the enforcement hereof and thereof, (C) any rights to set-offs, recoupments and counterclaims and (D)

promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of default under the Securities or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations under the Note Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (vii) to the extent permitted under applicable law, the benefits of any “One Action” rule; and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees. Except as set forth in Section 10.5, each Note Guarantor shall covenant that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Note Guarantors, any amount paid to either the Trustee or such Holder, any Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
     (d) Each Note Guarantor shall agree that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Note Guarantor shall further agree that, as between the Note Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 hereof for the purposes of any Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.2 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantors for the purpose of any such Guarantee. The Note Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the applicable Guarantee.
     Section 10.2 Execution and Delivery of Note Guarantees. To evidence its Guarantee set forth in Section 10.1 hereof, each Note Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form of Exhibit B hereto shall be endorsed by an officer of such Note Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Note Guarantor by any of its Officers. Each of the Note Guarantors, jointly and severally, hereby agrees that its Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Note Guarantee. If an officer or Officer whose signature is on this Indenture or on the Note Guarantee of a Note Guarantor no longer holds that office at the time the Trustee authenticates the Security on which the Note Guarantee of such Note Guarantor is endorsed, the Note Guarantee of such Note Guarantor shall be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of the Note Guarantors.
     Section 10.3 Limitation on Note Guarantor Liability. Each Note Guarantor shall confirm, and by its acceptance of Securities, each Holder hereby confirms, that it is the intention of all such parties that any Guarantee of such Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar applicable law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee and the Holders irrevocably agree, and the Note Guarantors shall irrevocably agree, that the obligations of such Note Guarantor under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Note Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
     Section 10.4 Merger and Consolidation of Note Guarantors.
     (a) In case of any sale or other disposition, consolidation, merger, sale or conveyance and upon the assumption by the successor person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Note Guarantor, such successor person shall succeed to and be substituted for the Note Guarantor with the same effect as if it had been named herein as a Note Guarantor. Such successor person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Securities available hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
     (b) Except as set forth in Articles 4 and 5 hereof, and notwithstanding clause (a) of this Section 10.4, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Note Guarantor with or into the Company or another Note Guarantor, or shall prevent any sale or conveyance of the property of a Note Guarantor as an entirety or substantially as an entirety to the Company or another Note Guarantor.
     Section 10.5 Release.
     (a) In the event (i) of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, amalgamation, consolidation or otherwise, or a sale or other disposition of all the Equity Interests of any Subsidiary Guarantor, in each case to a person that is not (either before or after giving effect to such transactions) a Subsidiary of Parent, so long as the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.14 hereof, (ii) of a designation by Parent of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the definition thereof, (iii) upon the release or discharge of any Note Guarantee in respect of any Indebtedness that resulted in the issuance after the Issue Date of the Note Guarantee by such Subsidiary Guarantor or (iv) the Company discharges this Indenture under Section 8.1 or exercises its legal or covenant defeasance options under Section 8.2 or 8.3, respectively, such Subsidiary Guarantor or, in the case of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, the Person acquiring such property, shall be released and relieved of any obligations under its Guarantee without any further action being required by the Trustee or any Holder. If the Company discharges this Indenture under Section 8.1 or exercises its legal or covenant defeasance options under Section 8.2 or 8.3, respectively, Parent shall be released and relieved of any obligations under its Note Guarantee without any further action being required by the Trustee or any Holder.
     (b) Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.8 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Guarantee.
     (c) Any Note Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Note Guarantor under this Indenture as provided in this Article 10.
     Section 10.6 Canadian Note Guarantee.
     The Company confirms that each Canadian Note Guarantor has delivered a duly executed Canadian Note Guarantee to the Trustee for the benefit of the Holders.
ARTICLE 11
MISCELLANEOUS
     Section 11.1 Certain Trust Indenture Act Sections.
     The Company shall comply with Sections 314(a)(4), 314(c) and 314(e) of the TIA.
     Section 11.2 Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:
     If to the Company, to:
Valeant Pharmaceuticals International
One Enterprise
Aliso Viejo, California 92656
Attention: Corporate Secretary
Facsimile No.: (949) 461-6661
     With a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention: Richard Aftanas
Facsimile No.: (917) 777-4112
     If to the Trustee, to:
The Bank of New York Mellon Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017
Attn: Corporate Trust Administration
Facsimile No.: (213) 630-6298
     Such notices or communications shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Registrar.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files). If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
     Notwithstanding anything to the contrary contained herein, as long as the Securities are in the form of a Global Security, notice to the Holders may be made electronically in accordance with procedures of the Depositary.
     Section 11.3 Communications by Holders With Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).
     Section 11.4 Certificate and Opinion of Counsel as to Conditions Precedent.
     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture other than the initial issuance of the Securities and the Note Guarantees, the Company shall furnish to the Trustee at the request of the Trustee:
     (A) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (B) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
     (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (A) a statement that the person making such certificate or opinion has read such covenant or condition;

     (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (C) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (D) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;
provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 11.5 Record Date for Vote or Consent of Holders. The Company (or, in the event deposits have been made pursuant to Section 8.1, 8.2 or 8.3 hereof, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 9.4 hereof, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.
     Section 11.6 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar or Paying Agent may make reasonable rules for its functions.
     Section 11.7 Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date, including any Redemption Date, Purchase Date, Change of Control Purchase Date and Final Maturity Date, is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period on such payment. If an interest record date is a Legal Holiday, the record date shall not be affected.
     Section 11.8 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
     (a) This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
     (b) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Indenture. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.
     (c) EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

     Section 11.9 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 11.10 No Recourse Against Others. All liability described in paragraph 13 of the Form of the Securities attached hereto as Exhibits A-1 and A-2 of any director, officer, employee or shareowner, as such, of Parent, the Company or any Subsidiary Guarantor is waived and released.
     Section 11.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 11.12 Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.
     Section 11.13 Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 11.14 Table of Contents, Headings, etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 11.15 Calculations in Respect of the Securities. The Company and its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder.
     Section 11.16 Agent for Service and Waiver of Immunities. By the execution and delivery of this Indenture, Parent and each Subsidiary Guarantor that is not a Domestic Subsidiary, within 10 days of becoming a Subsidiary Guarantor that is not a Domestic Subsidiary, as applicable, will (i) acknowledge that they will designate and appoint CT Corporation or another Person satisfactory to the Trustee (the “Authorized Agent”), as their authorized agent upon whom process may be served in any suit or proceeding arising out of or relating to this Indenture or the Securities that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and acknowledge that the Authorized Agent has accepted such designation, (ii) submit to the jurisdiction of any such court in any such suit or proceeding, and (iii) agree that service of process upon the Authorized Agent and written notice of said service to Parent or the Subsidiary Guarantor that is not a Domestic Subsidiary, as applicable, in accordance with Section 11.2 shall be deemed effective service of process in any such suit or proceeding. Parent and each Subsidiary Guarantor that is not a Domestic Subsidiary further agrees to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Securities shall be outstanding; provided, however, that Parent and each Subsidiary Guarantor that is not a Domestic Subsidiary, as applicable, may, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 11.16 that (i) maintains an office located in the Borough of Manhattan, The City of New York, in the State of New York, (ii) is either (x) counsel for Parent or such Subsidiary Guarantor, as applicable or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.16. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the written request of any Holder, the Trustee shall deliver a copy of such notice to such Holder.
     Section 11.17 Judgment Currency. Parent, the Company and each Subsidiary Guarantor shall indemnify each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss incurred by such party as a result of any judgment or order being given or made against the Company, Parent or any Subsidiary Guarantor for any U.S. dollar amount due under this Indenture and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase U.S. dollars upon such party’s receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.
     Section 11.18 Foreign Currency Equivalent. For purposes of determining compliance with any U.S. dollar-denominated restriction or amount, the U.S. dollar equivalent principal amount of any amount denominated in a foreign currency will be the Dollar Equivalent calculated on the date the Indebtedness was incurred or other transaction was entered into; provided that if any Permitted Refinancing Indebtedness denominated in a currency other than U.S. dollars is incurred to refinance Indebtedness denominated in the same currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated on the date of such refinancing, such Permitted Refinancing Indebtedness shall be deemed not to exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision in this Indenture, no restriction or amount will be exceeded solely as a result of fluctuations in the exchange rate of currencies.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date and year first above written.

VALEANT PHARMACEUTICALS INTERNATIONAL
By:	/s/ Rajiv De Silva
	Name:	Rajiv De Silva
	Title:	President and Chief Operating Officer

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
By:	/s/ Rajiv De Silva
	Name:	Rajiv De Silva
	Title:	President and Chief Operating Officer

[Signature Page to the Indenture]

SUBSIDIARY GUARANTORS:

OCEANSIDE PHARMACEUTICALS, INC.
VALEANT BIOMEDICALS, INC.
VALEANT PHARMACEUTICALS NORTH AMERICA LLC
PRIVATE FORMULA CORP.
DR. LEWINN’S PRIVATE FORMULA INTERNATIONAL, INC.
RENAUD SKIN CARE LABORATORIES, INC.
PRINCETON PHARMA HOLDINGS, LLC
BIOVAIL AMERICAS CORP.
PRESTWICK PHARMACEUTICALS, INC.

By:	/s/ Rajiv De Silva
	Name:	Rajiv De Silva
	Title:	President

CORIA LABORATORIES, LTD. DOW PHARMACEUTICAL SCIENCES, INC. ATON PHARMA, INC.
By:	/s/ Rajiv De Silva
	Name:	Rajiv De Silva
	Title:	President and Chief Operating Officer

[Signature Page to the Indenture]

BIOVAIL HOLDINGS INTERNATIONAL SRL BIOVAIL LABORATORIES INTERNATIONAL SRL BIOVAIL LABORATORIES INTERNATIONAL (BARBADOS) SRL HYTHE PROPERTY INCORPORATED
By:	/s/ Richard K. Masterson
	Name:	Richard K. Masterson
	Title:	President and Chief Operating Officer

VALEANT CANADA GP LIMITED VALEANT CANADA S.E.C./VALEANT CANADA LP V-BAC HOLDING CORP.
By:	/s/ Robert Chai-Onn
	Name:	Robert Chai-Onn
	Title:	Vice President

[Signature Page to the Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE
By:	/s/ Alex Briffett
	Name:	John A. (Alex) Briffett
	Title:	Authorized Signatory

[Signature Page to the Indenture]

EXHIBIT A-1
[FORM OF FACE OF SECURITY]
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1
     [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT PRIOR TO THE FIRST ANNIVERSARY OF THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER- DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM

[1]	This paragraph to be included only if the Security is a Global Security.
[Signature Page to the Indenture]

THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]2
     [THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]3
     [THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PURSUANT TO U.S. TREASURY REGULATION SECTION 1.1275-3, VALEANT PHARMACEUTICALS INTERNATIONAL, AT [ONE ENTERPRISE, ALISO VIEJO, CALIFORNIA 92656], WILL MAKE AVAILABLE THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE, AND THE YIELD TO MATURITY FOR THIS SECURITY UPON REQUEST TO THE HOLDER.]4

[2]	These paragraphs to be included only if the Security is a Restricted Security.

[3]	Include only if the Security is a Restricted Security.

[4]	Include only if the Security is issued with original issue discount.

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VALEANT PHARMACEUTICALS INTERNATIONAL

CUSIP: [ ]	No. [ ]
6.500% SENIOR NOTES DUE 2016
     Valeant Pharmaceuticals International, a Delaware corporation (the “Company,” which term shall include any successor corporation under the Indenture referred to on the reverse hereof) promises to pay to ____________________ or its registered assigns, the principal sum of ________________________ Dollars ($__________) on July 15, 2016 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note]5 and to pay interest thereon as provided on the other side of this Note.
     Interest Payment Dates: January 15 and July 15, beginning July 15, 2011.
     Record Dates: January 1 and July 1.
     Additional provisions of this Note are set forth on the other side of this Note.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

VALEANT PHARMACEUTICALS INTERNATIONAL
By:
Name:
Title:

[5]	Include only if the Security is a Global Security.

A-2-2

Trustee’s Certificate of Authentication:
This is one of the Securities referred to in
the within-mentioned Indenture for the 6.500%
Senior Notes due 2016.
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: _______________________

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[FORM OF REVERSE SIDE OF SECURITY]
VALEANT PHARMACEUTICALS INTERNATIONAL
6.500% SENIOR NOTES DUE 2016
1. INTEREST
     The Company shall pay interest on this Note semiannually in arrears on January 15 and July 15, each an “interest payment date,” of each year, commencing on July 15, 2011, at the rate per annum specified in the title of this Note. Interest shall accrue from and including March 8, 2011 or else the most recent interest payment date to which interest had been paid or duly provided for to but excluding the date on which such interest is paid. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.
     The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest from the original due date to the date paid, at the rate applicable to this Note plus 1% per annum, which interest shall be payable on demand.
     The interest so payable and punctually paid or duly provided for on any interest payment date will be paid to the Person in whose name this Note is registered at the close of business on January 1 or July 1 preceding such interest payment date (the “Record Date”) except as provided in the Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and as otherwise provided in the Indenture.
2. METHOD OF PAYMENT
     [The Company will make payments in respect of this Note (including principal, premium, if any, interest) by wire transfer of immediately available funds to the accounts specified by the Holder.]6 [The Company will make all payments of principal, interest and premium, if any, with respect to this Note by wire transfer of immediately available funds to the accounts specified by the Holders, in the case of a Holder holding an aggregate principal amount of Securities of $1,000,000 or more, or, if no such account is specified or in the case of a Holder holding an aggregate principal amount of Securities of less than $1,000,000, by mailing a check to each such Holder’s registered address.]7 All payments shall be made in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments to any Holder holding an aggregate principal amount of Securities in excess of $1,000,000 shall be made by wire transfer in immediately available funds to an account maintained by such Holder in the United States, if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or

[6]	Include only if the Security is a Global Security.

[7]	Include only if the Security is a Definitive Security.

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its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
3. PAYING AGENT AND REGISTRAR
     Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holder. The Company or any of their Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.
4. INDENTURE, LIMITATIONS
     This Note is one of a duly authorized issue of Securities of the Company designated as its 6.500% Senior Notes due 2016 (the “Notes”), issued under an Indenture dated as of March 8, 2011 (together with any supplemental indentures thereto, the “Indenture”), among Parent, the Company, the Subsidiary Guarantors and the Trustee. The terms of this Note include those stated in the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture for a statement of them. Capitalized terms used and not defined herein have the meanings assigned to such terms in the Indenture.
     The Company shall be entitled to issue Additional Securities pursuant to Section 2.1(c) of the Indenture.
5. OPTIONAL REDEMPTION; PURCHASE OF NOTES AT OPTION OF HOLDER.;
     (a) Optional Redemption. The Notes are redeemable at the option of the Company at the prices, and upon the terms and conditions, set forth in Section 3.7 of the Indenture.
     (b) Repurchase at Option of Holder. If there is a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
     (c) If after Parent or a Restricted Subsidiary consummates any Asset Sale, the aggregate amount of Excess Proceeds exceeds the greater of $100.0 million or 1.0% of Consolidated Total Assets, the Company shall commence an offer to all Holders of Notes and all holders of other Parity Indebtedness to purchase the maximum aggregate principal amount of Notes and such other Parity Indebtedness that may be purchased (or repaid, prepaid or redeemed) equal to the aggregate Excess Proceeds (an “Asset Sale Offer”) pursuant to Section 4.14 of the Indenture to purchase the maximum principal amount of Notes and other Parity Indebtedness that may be purchased out of the amount of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other Parity Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Parent (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Parity Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Notes and other Parity Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer

A-2-5

to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.
     (d) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
6. DENOMINATIONS, TRANSFER, EXCHANGE, CANCELLATION
     The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
     All Notes surrendered for payment, registration of transfer or exchange or conversion will, if surrendered to the Company or any of its other Agents with respect to the Notes, be delivered to the Trustee. The Trustee will promptly cancel all Notes delivered to it. No Notes will be authenticated in exchange for any Notes cancelled, except as provided in the Indenture.
7. PERSONS DEEMED OWNERS
     The Holder of a Note may be treated as the owner of it for all purposes.
8. UNCLAIMED MONEY
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
9. AMENDMENT, SUPPLEMENT AND WAIVER
     Subject to certain exceptions, the Indenture (with respect to the Notes) or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture (with respect to the Notes) or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.
10. SUCCESSOR ENTITY
     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

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11. DEFAULTS AND REMEDIES
     Under the Indenture, an Event of Default includes: (i) default in payment of any principal (including, without limitation, any premium) on the Notes when due; (ii) default for 30 days in payment of interest on any Notes; (iii) failure by Parent or any of its Restricted Subsidiaries for 60 days after notice to it to comply with certain covenants contained in the Indenture or the Notes; (iv) default in the payment of certain indebtedness of Parent, the Company or a Significant Subsidiary; (v) certain events of bankruptcy, insolvency or reorganization of Parent, the Company or any Significant Subsidiary and (vi) certain other events described in the Indenture. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of Parent or the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal, premium, if any, and accrued interest, if any, to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of Parent or the Company, unpaid principal, premium, if any, and accrued interest, if any, on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.
12. TRUSTEE DEALINGS WITH THE COMPANY
     The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company as if it were not the Trustee.
13. NO RECOURSE AGAINST OTHERS
     A director, officer, employee or shareowner, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company or any Note Guarantor under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.
14. AUTHENTICATION
     This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.
15. ABBREVIATIONS AND DEFINITIONS
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

A-2-7

16. INDENTURE TO CONTROL; GOVERNING LAW
     In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.
     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Valeant Pharmaceuticals International, Inc., 7150 Mississauga Road, Mississauga, Ontario, Canada L5N 8M5, (905) 286-3000, Attention: Investor Relations.

A-2-8

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
     I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Note)
*Signature guaranteed by:
By: __________________________

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

A-2-9

OPTION TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 or Section 4.14 of the Indenture, check the appropriate box below:
☐          Section 3.8                                ☐           Section 4.14
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.8 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of
this Note) Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-10

SCHEDULE OF EXCHANGES OF NOTES8
     The following exchanges, repurchases or conversions of a part of this global Note have been made:

PRINCIPAL AMOUNT
OF THIS GLOBAL
SECURITY FOLLOWING	AUTHORIZED	AMOUNT OF DECREASE	AMOUNT OF INCREASE
SUCH DECREASE DATE	SIGNATORY OF	IN PRINCIPAL AMOUNT	IN PRINCIPAL AMOUNT
OF EXCHANGE	SECURITIES	OF THIS GLOBAL	OF THIS GLOBAL
(OR INCREASE)	CUSTODIAN	SECURITY	SECURITY

[8]	This schedule should be included only if the Security is a Global Security.

A-2-11

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES9
Re:      6.500% Senior Notes due 2016 (the “Notes”) of Valeant Pharmaceuticals International (the “Company”).
This certificate relates to $___________________ principal amount of Notes owned in (check applicable box)
☐ book-entry or ☐ definitive form by____________________ (the “Transferor”).
     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.
     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of March 8, 2011 among Valeant Pharmaceuticals International, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), and the transfer of such Note is in accordance with any applicable securities laws of any state and is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):
☐	Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Note is being acquired for the Transferor’s own account, without transfer.

☐	Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Note is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer,” in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Note is being transferred to a Non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

[9]	This certificate should be included only if this Security is a Restricted Security.

A-2-12

☐	Such Note is being transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act) that has provided a letter addressed to the Company, in the form of Exhibit C attached to the Indenture, containing certain representations and agreements.
     The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:

(Insert Name of Transferor)

A-2-13

EXHIBIT A-2
[FORM OF FACE OF SECURITY]
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]10
     [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT PRIOR TO THE FIRST ANNIVERSARY OF THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER- DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE

[10]	This paragraph to be included only if the Security is a Global Security.

A-2-0

TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]11
     [THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]12
     [THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PURSUANT TO U.S. TREASURY REGULATION SECTION 1.1275-3, VALEANT PHARMACEUTICALS INTERNATIONAL, AT [ONE ENTERPRISE, ALISO VIEJO, CALIFORNIA 92656], WILL MAKE AVAILABLE THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE, AND THE YIELD TO MATURITY FOR THIS SECURITY UPON REQUEST TO THE HOLDER.]13

[11]	These paragraphs to be included only if the Security is a Restricted Security.

[12]	Include only if the Security is a Restricted Security.

[13]	Include only if the Security is issued with original issue discount.

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VALEANT PHARMACEUTICALS INTERNATIONAL

CUSIP: [ ]	No. [ ]
7.250% SENIOR NOTES DUE 2022
     Valeant Pharmaceuticals International, a Delaware corporation (the “Company,” which term shall include any successor corporation under the Indenture referred to on the reverse hereof) promises to pay to ____________________ or its registered assigns, the principal sum of ________________________ Dollars ($__________) on July 15, 2022 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note]14 and to pay interest thereon as provided on the other side of this Note.
     Interest Payment Dates: January 15 and July 15, beginning July 15, 2011.
     Record Dates: January 1 and July 1.
     Additional provisions of this Note are set forth on the other side of this Note.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

VALEANT PHARMACEUTICALS INTERNATIONAL
By:
Name:
Title:

[14]	Include only if the Security is a Global Security.

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Trustee’s Certificate of Authentication:
This is one of the Securities referred to in
the within-mentioned Indenture for the 7.250%
Senior Notes due 2022.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: _______________________

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[FORM OF REVERSE SIDE OF SECURITY]
VALEANT PHARMACEUTICALS INTERNATIONAL
7.250% SENIOR NOTES DUE 2022
1. INTEREST
     The Company shall pay interest on this Note semiannually in arrears on January 15 and July 15, each an “interest payment date,” of each year, commencing on July 15, 2011, at the rate per annum specified in the title of this Note. Interest shall accrue from and including March 8, 2011 or else the most recent interest payment date to which interest had been paid or duly provided for to but excluding the date on which such interest is paid. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.
     The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest from the original due date to the date paid, at the rate applicable to this Note plus 1% per annum, which interest shall be payable on demand.
     The interest so payable and punctually paid or duly provided for on any interest payment date will be paid to the Person in whose name this Note is registered at the close of business on January 1 or July 1 preceding such interest payment date (the “Record Date”) except as provided in the Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and as otherwise provided in the Indenture.
2. METHOD OF PAYMENT
     [The Company will make payments in respect of this Note (including principal, premium, if any, interest) by wire transfer of immediately available funds to the accounts specified by the Holder.]15 [The Company will make all payments of principal, interest and premium, if any, with respect to this Note by wire transfer of immediately available funds to the accounts specified by the Holders, in the case of a Holder holding an aggregate principal amount of Securities of $1,000,000 or more, or, if no such account is specified or in the case of a Holder holding an aggregate principal amount of Securities of less than $1,000,000, by mailing a check to each such Holder’s registered address.]16 All payments shall be made in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments to any Holder holding an aggregate principal amount of Securities in excess of $1,000,000 shall be made by wire transfer in immediately available funds to an account maintained by such Holder in the United States, if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or

[15]	Include only if the Security is a Global Security.

[16]	Include only if the Security is a Definitive Security.

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its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
3. PAYING AGENT AND REGISTRAR
     Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holder. The Company or any of their Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.
4. INDENTURE, LIMITATIONS
     This Note is one of a duly authorized issue of Securities of the Company designated as its 7.250% Senior Notes due 2022 (the “Notes”), issued under an Indenture dated as of March 8, 2011 (together with any supplemental indentures thereto, the “Indenture”), among Parent, the Company, the Subsidiary Guarantors and the Trustee. The terms of this Note include those stated in the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture for a statement of them. Capitalized terms used and not defined herein have the meanings assigned to such terms in the Indenture.
     The Company shall be entitled to issue Additional Securities pursuant to Section 2.1(c) of the Indenture.
5. OPTIONAL REDEMPTION; PURCHASE OF NOTES AT OPTION OF HOLDER.;
     (a) Optional Redemption. The Notes are redeemable at the option of the Company at the prices, and upon the terms and conditions, set forth in Section 3.7 of the Indenture.
     (b) Repurchase at Option of Holder. If there is a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
     (c) If after Parent or a Restricted Subsidiary consummates any Asset Sale, the aggregate amount of Excess Proceeds exceeds the greater of $100.0 million or 1.0% of Consolidated Total Assets, the Company shall commence an offer to all Holders of Notes and all holders of other Parity Indebtedness to purchase the maximum aggregate principal amount of Notes and such other Parity Indebtedness that may be purchased (or repaid, prepaid or redeemed) equal to the aggregate Excess Proceeds (an “Asset Sale Offer”) pursuant to Section 4.14 of the Indenture to purchase the maximum principal amount of Notes and other Parity Indebtedness that may be purchased out of the amount of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other Parity Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Parent (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Parity Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Notes and other Parity Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer

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to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.
     (d) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
6. DENOMINATIONS, TRANSFER, EXCHANGE, CANCELLATION
     The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
     All Notes surrendered for payment, registration of transfer or exchange or conversion will, if surrendered to the Company or any of its other Agents with respect to the Notes, be delivered to the Trustee. The Trustee will promptly cancel all Notes delivered to it. No Notes will be authenticated in exchange for any Notes cancelled, except as provided in the Indenture.
7. PERSONS DEEMED OWNERS
     The Holder of a Note may be treated as the owner of it for all purposes.
8. UNCLAIMED MONEY
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
9. AMENDMENT, SUPPLEMENT AND WAIVER
     Subject to certain exceptions, the Indenture (with respect to the Notes) or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture (with respect to the Notes) or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.
10. SUCCESSOR ENTITY
     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

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11. DEFAULTS AND REMEDIES
     Under the Indenture, an Event of Default includes: (i) default in payment of any principal (including, without limitation, any premium) on the Notes when due; (ii) default for 30 days in payment of interest on any Notes; (iii) failure by Parent or any of its Restricted Subsidiaries for 60 days after notice to it to comply with certain covenants contained in the Indenture or the Notes; (iv) default in the payment of certain indebtedness of Parent, the Company or a Significant Subsidiary; (v) certain events of bankruptcy, insolvency or reorganization of Parent, the Company or any Significant Subsidiary and (vi) certain other events described in the Indenture. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of Parent or the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal, premium, if any, and accrued interest, if any, to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of Parent or the Company, unpaid principal, premium, if any, and accrued interest, if any, on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.
12. TRUSTEE DEALINGS WITH THE COMPANY
     The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company as if it were not the Trustee.
13. NO RECOURSE AGAINST OTHERS
     A director, officer, employee or shareowner, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company or any Note Guarantor under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.
14. AUTHENTICATION
     This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.
15. ABBREVIATIONS AND DEFINITIONS
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

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16. INDENTURE TO CONTROL; GOVERNING LAW
     In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.
     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Valeant Pharmaceuticals International, Inc., 7150 Mississauga Road, Mississauga, Ontario, Canada L5N 8M5, (905) 286-3000, Attention: Investor Relations.

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ASSIGNMENT FORM
     To assign this Note, fill in the form below:
     I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Note)
*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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OPTION TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 or Section 4.14 of the Indenture, check the appropriate box below:
☐           Section 3.8                              ☐           Section 4.14
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.8 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF NOTES17
     The following exchanges, repurchases or conversions of a part of this global Note have been made:

PRINCIPAL AMOUNT
OF THIS GLOBAL
SECURITY FOLLOWING	AUTHORIZED	AMOUNT OF DECREASE	AMOUNT OF INCREASE
SUCH DECREASE DATE	SIGNATORY OF	IN PRINCIPAL AMOUNT	IN PRINCIPAL AMOUNT
OF EXCHANGE	SECURITIES	OF THIS GLOBAL	OF THIS GLOBAL
(OR INCREASE)	CUSTODIAN	SECURITY	SECURITY

[17]	This schedule should be included only if the Security is a Global Security.

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES18
Re: 7.250% Senior Notes due 2022 (the “Notes”) of Valeant Pharmaceuticals International (the “Company”).
This certificate relates to $___________________ principal amount of Notes owned in (check applicable box)
☐ book-entry or ☐ definitive form by____________________ (the “Transferor”).
     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.
     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of March 8, 2011 among Valeant Pharmaceuticals International, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), and the transfer of such Note is in accordance with any applicable securities laws of any state and is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):
☐	Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Note is being acquired for the Transferor’s own account, without transfer.

☐	Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Note is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer,” in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Note is being transferred to a Non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

[18]	This certificate should be included only if this Security is a Restricted Security.

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☐	Such Note is being transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act) that has provided a letter addressed to the Company, in the form of Exhibit C attached to the Indenture, containing certain representations and agreements.
     The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:
(Insert Name of Transferor)

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EXHIBIT B
FORM OF GUARANTEE
     [Name of Note Guarantor] and its successors under the Indenture, jointly and severally with any other Note Guarantors, hereby irrevocably and unconditionally (i) guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of Valeant Pharmaceutical International (the “Company”) to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, guarantee that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.
     No stockholder, officer, director or incorporator, as such, past, present or future, of [name of Note Guarantor] shall have any personal liability under this Note Guarantee by reason of his, her or its status as such stockholder, officer, director or incorporator. This Note Guarantee shall be binding upon [name of Note Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.
     This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
     THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.
     This Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF NOTE GUARANTOR]
By:
Name:
Title:

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EXHIBIT C
FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR
Valeant Pharmaceuticals International
One Enterprise
Aliso Viejo, California 92656
Attention: General Counsel
Facsimile No.: (949) 461-6609

Re:	☐	6.500% SENIOR NOTES DUE 2016
	☐	7.250% SENIOR NOTES DUE 2022
Dear Sirs:
     Reference is hereby made to the Indenture, dated as of March 8, 2011 (the “Indenture”), among Valeant Pharmaceuticals International, as issuer (the “Company”), Valeant Pharmaceuticals International, Inc., the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., a banking corporation duly organized under the laws of the State of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of: [$___________________ aggregate principal amount of 6.500% Senior Notes due 2016] [$___________________ aggregate principal amount of 7.250% Senior Notes due 2022] (the “Securities”), we confirm that:
     1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any of its subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) inside the United States to an institutional “accredited investor” (as defined below) purchasing for its own account or for the account of another institutional accredited investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Securities of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144 under the Securities Act (if available), (E) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Securities from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

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     3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “Accredited Investor”) as to each of which we exercise sole investment discretion.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Dated:

[Insert Name of Accredited Investor]
By:
Name:
Title:

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EXHIBIT D
FORM OF CANADIAN NOTE GUARANTEE
     THIS CANADIAN NOTE GUARANTEE (as amended, restated, modified, renewed or extended from time to time, and including, for the avoidance of any doubt, the preamble and recitals hereto, this “Canadian Note Guarantee”), is executed and delivered as of ● by ● (“Guarantor”) in favour of The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized under the laws of the United States, as trustee (the “Trustee”) for the benefit of each Holder (together with the Trustee, collectively, the “Beneficiaries”).
RECITALS:
A.
Reference is made to that Indenture dated as of March 8, 2011 among Valeant Pharmaceuticals International, a corporation duly organized under the laws of the State of Delaware (the “Company”), Valeant Pharmaceuticals International, Inc., a corporation continued under the federal laws of Canada (the “Parent”), the Subsidiary Guarantors party thereto and, the Trustee (as amended, supplemented, restated, extended, renewed, or replaced from time to time, the “Indenture”).

B.	Guarantor is an Affiliate of the Company, and, as such, will benefit by virtue of the financial accommodations extended to the Company pursuant to the Indenture.
THEREFORE, Guarantor agrees as follows:
Section 1.
DEFINITIONS AND PRINCIPLES OF INTERPRETATION
1.1.	Definitions.
All capitalized terms used and not defined elsewhere in this Canadian Note Guarantee, and all capitalized terms used and not defined in the provisions incorporated by reference into this Canadian Note Guarantee, shall have the meanings ascribed to them in the Indenture (such meanings to be determined as if such terms were to be interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario) and shall be incorporated by reference into this Canadian Note Guarantee, and the following words and terms have the meanings set out below:
“Guaranteed Obligations” has the meaning given to it in Section 2.1(a).
“Indenture” has the meaning given to it in the recitals to this Canadian Note Guarantee.
“Insolvency Proceeding” means (a) any proceeding by or against any Person seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding-up, reorganization, administration, arrangement, adjustment, protection, relief, rescheduling or composition of it or its debts under any Bankruptcy Law, or seeking the entry of an order for relief or the appointment of a monitor, receiver, interim receiver, administrative receiver, administrator, receiver-manager, manager, examiner, trustee, custodian, liquidator, sequestrator, agent or other similar official for any such Person or for any substantial part of its property under any provision of any Bankruptcy Law, or (b) the appointment of a monitor, receiver, interim receiver, administrative receiver, administrator, receiver-manager, manager, examiner, trustee, liquidator, custodian, sequestrator, agent or similar official for such Person or a substantial part of its assets shall occur under any Bankruptcy Law.

1.2	Certain Rules of Interpretation.
In this Canadian Note Guarantee:
(a)
Governing Law – This Canadian Note Guarantee (including terms incorporated by reference to the Indenture) is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(b)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Canadian Note Guarantee.

(c)	Including – Where the word “including” or “includes” is used in this Canadian Note Guarantee, it means “including (or includes) without limitation”.

(d)
No Strict Construction – The language used in this Canadian Note Guarantee is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(e)	Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(f)
Statutory references – A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, revises, restates, supplements or supersedes any such statute or any such regulation.

(g)	Time – Time is of the essence in the performance of Guarantor’s obligations under this Canadian Note Guarantee.
Section 2.
GUARANTEE
2.1.	Guarantee of the Obligations.
(a)
Guarantor hereby unconditionally Guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company thereunder that: (i) the due and punctual payment of principal, premium and interest on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, (ii) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or any Security shall be promptly paid in full or performed, all in accordance with the terms thereof, and (iii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.2 of the Indenture or otherwise (collectively, the “Guaranteed Obligations”). Guarantor agrees that this Canadian Note Guarantee is a guarantee of payment and not a guarantee of collection. Failing payment when due of any Guaranteed Obligations for whatever reason, Guarantor shall be obligated to pay the same immediately.

(b)
Guarantor hereby agrees that its obligations with regard to its Canadian Note Guarantee shall be unconditional, irrespective of the validity or enforceability of the Securities or the obligations of the Company under the Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to the Indenture, the Securities or the obligations of the Company under the Indenture or the Securities, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Guarantor further, to the extent permitted by applicable law, hereby waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and shall agree not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any Beneficiary, as a condition of payment or performance by Guarantor, to (A) proceed against the Company, any other guarantor (including any other Note Guarantor) of the Guaranteed Obligations or any other person, (B) proceed against or exhaust any security held from the Company, any such other guarantor or any other person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favour of the Company or any other person, or (D) pursue any other remedy in the power of any Beneficiary whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Guaranteed Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Canadian Note Guarantee and any legal or equitable discharge of Guarantor’s obligations hereunder and under this Canadian Note Guarantee, (B) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Canadian Note Guarantee, notices of default under the Securities or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Canadian Note Guarantee.

(c)
If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Note Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Note Guarantor, any amount paid to either the Trustee or such Holder, this Canadian Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)
Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Guarantor further agrees that, as between Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Section 6.2 of the Indenture for the purposes of this Canadian Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.2 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by Guarantor for the purpose of this Canadian Note Guarantee. Guarantor shall not exercise any right to seek contribution from any non-paying Note Guarantor if the exercise of such right impairs the rights of the Holders under the Note Guarantees.

2.2.	Merger and Consolidation of Guarantors
(a)
In case of any sale or other disposition, consolidation, merger, amalgamation or conveyance and upon the assumption by the successor person on terms and conditions satisfactory to the Trustee of the obligations of Guarantor under this Canadian Note Guarantee, and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by Guarantor, such successor person shall succeed to and be substituted for Guarantor under this Canadian Note Guarantee with the same effect as if it had been named herein as Guarantor.

(b)
Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clause (a) of this Section 2.2, nothing contained in the Indenture or in any of the Securities shall prevent any consolidation, merger or amalgamation of a Note Guarantor with or into the Company or another Note Guarantor, or shall prevent any sale or conveyance of the property of a Note Guarantor as an entirety or substantially as an entirety to the Company or another Note Guarantor.

2.3.	Release
(a)
In the event (i) of a sale or other disposition of all or substantially all of the assets of Guarantor, by way of merger, amalgamation, consolidation or otherwise, or a sale or other disposition of all the Equity Interests of any Guarantor, in each case to a person that is not (either before or after giving effect to such transactions) a Subsidiary of Parent, so long as the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.14 thereof, (ii) of a designation by Parent of Guarantor as an Unrestricted Subsidiary in accordance with the definition thereof, (iii) upon the release or discharge of this Canadian Note Guarantee in respect of any Indebtedness that resulted in the issuance after the Issue Date of this Canadian Note Guarantee by Guarantor or (iv) the Company discharges the Indenture under Section 8.1 thereof or exercises its legal or covenant defeasance options under Section 8.2 or 8.3 thereof, respectively, Guarantor or, in the case of a sale or other disposition of all or substantially all of the assets of Guarantor, the Person acquiring such property, shall be released and relieved of any obligations under this Canadian Note Guarantee without any further action being required by the Trustee or any Holder.

(b)
Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.8 thereof, the Trustee shall execute any documents reasonably required in order to evidence the release of Guarantor from its obligations under this Canadian Note Guarantee.

Section 3.
MISCELLANEOUS
3.1	Limitations Act, 2002 (Ontario)
Any and all limitation periods provided for in the Limitations Act, 2002 (Ontario), as amended from time to time, or any other applicable law limiting the time for which an action may be commenced shall be excluded from application to the obligations of Guarantor hereunder to fullest extent permitted by such Act or applicable law.

3.2.	Usury Savings Clause
If any provision of this Canadian Note Guarantee, the Indenture or any Security would obligate any Canadian Note Guarantor to make any payment of or on account of interest or other amount in an amount or calculated at a rate which would result in a receipt by any Holder of interest at a criminal rate (as such term is construed under the Criminal Code (Canada)), then notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not so result in a receipt by such Holder of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Holder, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Holder which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).
3.3.	Interest Act (Canada)
For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided for in this Canadian Note Guarantee, the Indenture or the Securities (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent are the rates so provided for multiplied by the actual number of days in the applicable calendar year and divided by 360 or the actual number of days in such other period of time, respectively.
3.4.	Counterparts; Execution
This Canadian Note Guarantee may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Canadian Note Guarantee facsimile or other similar method of electronic transmission (including by way of email attachment) shall be equally as effective as delivery of an original executed counterpart of this Canadian Note Guarantee.
3.5.	Severability
If, in any jurisdiction, any provision of this Canadian Note Guarantee or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to that jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Canadian Note Guarantee and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.
3.6	Notices
All notices and other communications hereunder shall be in writing and shall be mailed, sent, or delivered in accordance with the terms of the Indenture.
3.7.	Successors
This Canadian Note Guarantee shall be binding upon Guarantor and its successors and shall inure to the benefit of the successors of the Beneficiaries.

3.8.	Judgment Currency
Guarantor shall indemnify each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss incurred by such party as a result of any judgment or order being given or made against Guarantor for any U.S. dollar amount due under this Canadian Note Guarantee and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase U.S. dollars upon such party’s receipt thereof. Any amount due from Guarantor under this Section 3.8 shall be due as a separate debt and shall not be affected by such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.
3.9.	Payment of Additional Amounts
(a)
All payments made under or with respect to this Canadian Note Guarantee by Guarantor will be made free and clear of any withholding or deduction for or on account of any tax, duty, levy, impost, assessment or other governmental charge of whatever nature (collectively, “Tax”) imposed or levied by or on behalf of Canada or any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless Guarantor is required to withhold or deduct Taxes by law. If Guarantor is required by law to withhold or deduct any amount for or on account of Taxes of any Relevant Taxing Jurisdiction from any payment made under or with respect to this Canadian Note Guarantee, Guarantor, subject to the exceptions listed below, will pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder or beneficial owner of the Securities after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) will not be less than the amount the Holder or beneficial owner would have received if such Taxes had not been withheld or deducted.

(b)	Guarantor will not, however, pay Additional Amounts to a Holder or Beneficial Owner of Securities:
(i)
to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the existence of any present or former connection between the Holder or beneficial owner (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) and the Relevant Taxing Jurisdiction (other than any connection resulting from the acquisition, ownership, holding or disposition of Securities, the receipt of payments thereunder or under this Canadian Note Guarantee and/or the exercise or enforcement of rights under any Securities or this Canadian Note Guarantee);

(ii)
to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the failure of the Holder or Beneficial Owner of Securities, following Guarantor’s written request addressed to the Holder, to the extent such Holder or Beneficial Owner is legally eligible to do so, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or Beneficial Owner is not resident in the Relevant Taxing Jurisdiction);

(iii)	with respect to any estate, inheritance, gift, sales or any similar Taxes;

(iv)
to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the presentation by the Holder or beneficial owner of any Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(v)
with respect to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to the European Council Directive on the taxation of savings income which was adopted by the ECOFIN Council on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such directive (the “EU Savings Tax Directive”) or is required to be made pursuant to the Agreement between the European Community and the Swiss Confederation dated October 26, 2004 providing for measures equivalent to those laid down in the EU Savings Tax Directive (the “EU-Swiss Savings Tax Agreement”) or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreement; or

(vi)	any combination of items (i), (ii), (iii), (iv) and (v).
(c)
Guarantor will (i) make any such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. Guarantor will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. Guarantor will provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either a certified copy or tax receipts evidencing such payment, or, if such tax receipts are not reasonably available to Guarantor, such other documentation that provides reasonable evidence of such payment by Guarantor.

(d)
Prior to the date on which the payment of any Additional Amounts are due, Guarantor will deliver to the Trustee such Additional Amounts payable together with an Officers’ Certificate stating that such Additional Amounts will be payable on the applicable payment date, and setting forth the Additional Amounts so payable and will also set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the applicable payment date. Any such Officers’ Certificate will be delivered to the Trustee at least 5 Business Days in advance of when the payments in question are required to be made (unless a shorter period of time is acceptable to the Trustee in its reasonable discretion). Guarantor will promptly publish a notice in accordance with Section 11.2 of the Indenture stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

(e)
Guarantor will reimburse the Holders of Securities, upon written request of such Holder of Securities and certified proof of payment for the amount of (i) any Taxes levied or imposed by a Relevant Taxing Jurisdiction and payable by such Holder in connection with payments made under or with respect to this Canadian Note Guarantee; and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such Holder after such reimbursement will not be less than the net amount such Holder would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed, provided, however, that the indemnification obligation provided for in this Section 3.9(e) shall not extend to Taxes imposed for which the Holder of the Securities would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (i) through (vi) of Section 3.9(b) hereof, or to the extent such Holder received Additional Amounts with respect to such payments.

(f)
In addition, Guarantor will pay any stamp, issue, registration, court, documentary, excise or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction at any time in respect of the execution, issuance, registration or delivery of this Canadian Note Guarantee or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Taxing Jurisdiction at any time as a result of, or in connection with, (i) any payments made pursuant to the Securities, any Guarantee or any other such document or instrument referred to thereunder and/or (ii) the enforcement of this Canadian Note Guarantee or any other such document or instrument referred to thereunder.

(g)
The obligations described under this Section 3.9 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor Person to Guarantor and to any jurisdiction (other than the United States, any state thereof or the District of Columbia) in which such successor is organized, doing business or is otherwise resident for Tax purposes or any jurisdiction (other than the United States, any state thereof or the District of Columbia) from or through which payment is made by such successor or its respective agents.

(h)
Whenever this Canadian Note Guarantee refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Security or under this Canadian Note Guarantee, such reference includes the payment of Additional Amounts or other payments that would be payable pursuant to this Section 3.9, if applicable.

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Guarantee as of the first date written above.

●, as Canadian Note Guarantor
By:
Name:
Title: